                                                                  EXHIBIT 10.1
                                                                EXECUTION COPY





                          AGREEMENT AND PLAN OF MERGER

                                   DATED AS OF

                                FEBRUARY 14, 2000

                                      AMONG

                      AMERICAN PLUMBING & MECHANICAL, INC.,

                              LDI MECHANICAL, INC.,

                         LINDY DENNIS INDUSTRIES, INC.,

                         LDI HEATING & AIR CONDITIONING,

                                 LDI MECHANICAL,

                        KRAHENBUHL PLUMBING INCORPORATED,

                       KRAHENBUHL FIRE SPRINKLERS LLC AND

                           GREEN VALLEY PLUMBING, INC.

                                       AND

                                 LLOYD C. SMITH,

                                SANDRA A. SMITH,

                   JAMES K. KRAHENBUHL, TRUSTEE U/D/T 4/22/99,

                  KAYLEEN B. KRAHENBUHL, TRUSTEE U/D/T 4/22/99

                                       AND

                               JEFFERY L. MINARIK

                                TABLE OF CONTENTS

                                                                                                              Page
ARTICLE I The Merger...........................................................................................1
         Section  1.1.  The Merger.............................................................................1
         Section  1.2.  Conversion of Shares...................................................................2
         Section  1.3.  Merger Consideration Adjustment........................................................3
         Section  1.4.  Surrender and Payment..................................................................4
         Section  1.5.  Withholding Rights.....................................................................4
         Section  1.6.  Lost Certificates......................................................................4
         Section  1.7.  Other Documents to be Delivered Immediately Prior to the
                        Effective Time........................................................................ 4
         Section  1.8.  Conditions to the Obligations of the Company Stockholders..............................6
         Section  1.9.  Conditions to the Obligations of AMPAM.................................................6
         Section  1.10. Termination............................................................................7

ARTICLE II The Surviving Corporation...........................................................................8
         Section  2.1.  Certificate of Incorporation.  ........................................................8
         Section  2.2.  Bylaws.  ..............................................................................8
         Section  2.3.  Directors and Officers.................................................................8

ARTICLE III Representations and Warranties of the Company Stockholders.........................................8
         Section  3.1.  Organization and Qualification.........................................................8
         Section  3.2.  Capitalization; Ownership..............................................................9
         Section  3.3.  Authorization..........................................................................9
         Section  3.4.  Consents and Approvals; No Violation...................................................9
         Section  3.5.  Affiliate Relationships...............................................................10
         Section  3.6.  Financial Statements..................................................................10
         Section  3.7.  Undisclosed Liabilities...............................................................11
         Section  3.8.  Accounts and Notes Receivables........................................................11
         Section  3.9.  Assets................................................................................11
         Section  3.10. Material Contracts, Commitments and Customers.........................................12
         Section  3.11. Operating Authority...................................................................13
         Section  3.12. Bank Account Information..............................................................13
         Section  3.13. Conduct of Business Since Company Unaudited Balance Sheet Date........................13
         Section  3.14. Litigation; Orders....................................................................15
         Section  3.15. Labor Matters.........................................................................15
         Section  3.16. Compliance with Laws..................................................................15
         Section  3.17. Insurance.............................................................................15
         Section  3.18. Environmental Matters.................................................................15
         Section  3.19. Taxes.................................................................................16


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
         Section  3.20. Employee Benefit Plans................................................................18
         Section  3.21. Brokerage Fees and Commissions........................................................20
         Section  3.22. Tax Treatment.........................................................................20

ARTICLE IV Representations and Warranties of AMPAM............................................................20
         Section  4.1.  Organization and Qualification........................................................20
         Section  4.2.  Capitalization........................................................................20
         Section  4.3.  Authorization.........................................................................21
         Section  4.4.  Consents and Approval; No Violation...................................................21
         Section  4.5.  SEC Filings...........................................................................22
         Section  4.6.  Tax Treatment.........................................................................22


ARTICLE V Additional Covenants and Agreements.................................................................22
         Section  5.1.  Reasonable Best Efforts...............................................................22
         Section  5.2.  Certain Filings.......................................................................22
         Section  5.3.  Public Announcements..................................................................22
         Section  5.4.  Further Assurances....................................................................23
         Section  5.5.  Notices of Certain Events.............................................................23
         Section  5.6.  Release from Guarantees...............................................................23
         Section  5.7.  Future Cooperation; Tax Matters.......................................................23
         Section  5.8.  Expenses..............................................................................24
         Section  5.9.  Repayment of Related Party Indebtedness...............................................24
         Section  5.10. FIRPTA Certificate....................................................................24
         Section  5.11. Preparation and Filing of Tax Returns.................................................24
         Section  5.12. Transfer of Real Property.............................................................25
         Section  5.13. Antitrust Law Compliance..............................................................25
         Section  5.14. Pending Closing.......................................................................25
         Section  5.15. Notification of Certain Matters.......................................................27
         Section  5.16. Amendment of Schedules................................................................28
         Section  5.17. Board of Directors Seat...............................................................28
         Section  5.18. Company's Health Benefits and 401K Contributions......................................28
         Section  5.19. Access to Materials...................................................................28

ARTICLE VI Indemnification....................................................................................28
         Section  6.1.  Indemnification by the Company Stockholders...........................................28
         Section  6.2.  Indemnification Related to Tax Liabilities............................................29
         Section  6.3.  Indemnification Related to Accounts Receivable........................................29
         Section  6.4.  Indemnification by AMPAM..............................................................29
         Section  6.5.  Indemnification Proceedings...........................................................30
         Section  6.6.  Exclusive Remedy......................................................................31


                                       ii

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
         Section  6.7.  Limitations on Indemnification.........................................................31
         Section  6.8.  Indemnification if Negligence of Indemnitee............................................33
         Section  6.9.  No Third Party Beneficiaries...........................................................33

ARTICLE VII Noncompetition Covenants...........................................................................33
         Section  7.1.  Prohibited Activities..................................................................33
         Section  7.2.  Equitable Relief.......................................................................34
         Section  7.3.  Reasonable Restraint...................................................................34
         Section  7.4.  Severability; Reformation..............................................................35
         Section  7.5.  Material and Independent Covenant......................................................35
         Section  7.6.  Materiality............................................................................35

ARTICLE VIII Applicable Securities Laws/Transfer Restrictions..................................................36
         Section  8.1.  Company Stockholders' Representations and Warranties
                        Concerning Securities..................................................................36
         Section  8.2.  Transfer Restrictions Relating to AMPAM Common Stock...................................36

ARTICLE IX Registration Rights.................................................................................37
         Section  9.1.  Piggyback Registration Rights..........................................................37
         Section  9.2.  Registration Procedures................................................................38
         Section  9.3.  Indemnification........................................................................40
         Section  9.4.  Underwriting Agreement.................................................................41
         Section  9.5.  Transfer of Rights.....................................................................42
         Section  9.6.  Rule 144 Reporting.....................................................................42

ARTICLE X Nondisclosure of Confidential Information............................................................43
         Section  10.1. General................................................................................43
         Section  10.2. Equitable Relief.......................................................................43
         Section  10.3. Non-Public Information.................................................................43
         Section  10.4. Survival...............................................................................44
         Section  10.5. Return of Information..................................................................44

ARTICLE XI Redemption of AMPAM Stock...........................................................................45
         Section  11.1. Redemption Trigger.....................................................................45
         Section  11.2. Minimum Redemption; Limitations........................................................45
         Section  11.3. Notice; Limitations....................................................................45
         Section  11.4. Termination of Redemption Obligation...................................................46

ARTICLE XII Miscellaneous......................................................................................46
         Section  12.1. Governing Law..........................................................................46
         Section  12.2. Entire Agreement.......................................................................46
         Section  12.3. Notices................................................................................46




                                      iii
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
         Section  12.4.  Successors and Assigns.................................................................47
         Section  12.5.  Survival of Representations and Warranties.............................................47
         Section  12.6.  Headings; Definitions..................................................................47
         Section  12.7.  Amendments and Waivers.................................................................47
         Section  12.8.  Construction of Certain Provisions.....................................................48
         Section  12.9.  Severability...........................................................................48
         Section  12.10. Jurisdiction...........................................................................48
         Section  12.11. Waiver of Jury Trial...................................................................48
         Section  12.12. Specific Performance...................................................................48
         Section  12.13. Counterparts; Effectiveness............................................................49
         Section  12.14. Mutual Indemnification Against Claims of Brokers.......................................49
         Section  12.15. Definitions and Usage..................................................................49





                                       iv
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                             EXHIBITS AND SCHEDULES

Exhibit A           Form of Employment Agreement - President
Exhibit B           Form of Employment Agreement - Management
Exhibit C           Form of Opinion of Counsel to Company Stockholders
Exhibit D           Form of Certificate of Secretary of the Company
Exhibit E           Form of Company Stockholder Release
Exhibit F           Form of Company Stockholder Receipt
Exhibit G           Form of Cross-Receipt
Exhibit H           Form of Opinion of Andrews & Kurth L.L.P.
Exhibit I           Form of Certificate Certifying Representations and Warranties
Exhibit J           Form of Lease

Schedule 1.5        Required Withholding
Schedule 2.3        Officers of Surviving Corporation
Schedule 3.1        Organization and Qualification of Company
Schedule 3.2        Ownership of Company Stock and Delivery Instructions
Schedule 3.4        Company Consents and Approvals; No Violation
Schedule 3.5        Affiliate Relationships
Schedule 3.6        Company Financial Statements
Schedule 3.7        Company Undisclosed Liabilities
Schedule 3.8        Company Accounts and Notes Receivables
Schedule 3.9        Company Assets
Schedule 3.10       Material Contracts, Commitments and Customers
Schedule 3.11       Company Operating Authority
Schedule 3.12       Company Bank Account Information
Schedule 3.13       Company Conduct of Business
Schedule 3.14       Company Litigation; Orders
Schedule 3.15       Company Labor Agreements
Schedule 3.17       Company Insurance
Schedule 3.18       Company Disposal Sites
Schedule 3.19       Company Taxes
Schedule 3.20       Company Employee Benefit Plans
Schedule 3.21       Company Brokerage Fees and Commissions
Schedule 4.4        AMPAM Consents and Approvals; No Violation
Schedule 5.6        Company Stockholder Guarantees
Schedule 5.9        Repayment of Advances, Receivables and Loans
Schedule 5.12       Transfer of Real Property
Schedule 5.14       Actions Pending Closing

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of February 14, 2000, among American Plumbing & Mechanical, Inc., a Delaware corporation ("AMPAM"), LDI Mechanical, Inc., a Delaware corporation and a wholly owned subsidiary of AMPAM ("Acquisition"), Lindy Dennis Industries, Inc., a Texas corporation, LDI Heating & Air Conditioning, a California corporation, LDI Mechanical, a California corporation, Krahenbuhl Plumbing Incorporated, a Nevada corporation, Krahenbuhl Fire Sprinklers LLC, a Nevada limited liability company, and Green Valley Plumbing, Inc., a Nevada corporation (collectively the "Company"), and Lloyd C. Smith, Sandra A. Smith, James K. Krahenbuhl and Kayleen
B. Krahenbuhl, Trustees u/d/t 4/22/99, and Jeffery L. Minarik, who are all of the stockholders and/or members of the Company (together, the "Company Stockholders").

                                    RECITALS:

         WHEREAS, the Boards of Directors of AMPAM and the Company have determined that the combination of AMPAM and the Company is in the best interests of the stockholders and/or members of AMPAM and the Company, respectively;

         WHEREAS, the Company Stockholders desire to convey to AMPAM all of the issued and outstanding shares of capital stock and membership interest of the Company, free and clear of all liens, and the Company Stockholders agree to be bound by a covenant not to compete;

         WHEREAS, AMPAM desires to acquire such shares of capital stock and membership interest of the Company as more fully set forth herein and enforce the covenant not to compete; and

         WHEREAS, AMPAM, the Company and the Company Stockholders intend the combination of AMPAM and the Company to qualify as a tax-free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

     SECTION 1.1. THE MERGER. (a) Subject to the execution of this Agreement and the delivery of the documents listed in Section 1.7, at the Effective Time (as hereinafter defined), the Company shall be merged (the "Merger") with and into Acquisition in accordance with the General

Corporation Law of the State of Delaware ("Delaware Law") and the laws of the states of organization of the Company (collectively "Company Law"), whereupon the separate existence of the Company shall cease, and Acquisition shall be the surviving corporation (the "Surviving Corporation").

         (b) Immediately following the execution of this Agreement and the delivery of the documents listed in Section 1.7, and the satisfaction or waiver of the conditions contained in Section 1.8 and Section 1.9, the Company and Acquisition will file a certificate of merger with the Delaware Secretary of State (the "Certificate of Merger") and appropriate merger documents with the Texas, California and Nevada Secretary of State (the "State Certificates"), and make all other filings or recordings required by Delaware Law or Company Law in connection with the Merger. The Merger shall become effective at such time (the "Effective Time") as the Certificate of Merger and the State Certificates are duly filed with the Delaware, Texas, California and Nevada Secretary of State (or at such later time as may be agreed in writing by the parties hereto and specified in the Certificate of Merger and the State Certificates).

         (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, assets, powers, privileges, and franchises and be subject to all of the obligations, liabilities, restrictions, and disabilities of the Company and Acquisition, all as provided under Delaware Law.

         (d) The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Andrews & Kurth, L.L.P. in Houston, Texas, at 10:00 a.m., on a day within 5 business days following the date on which regulatory approval under the Hart Scott Act (as defined) is received or on such other day and time as shall be agreed to by the parties. This Closing shall coincide with the Effective Time.

     SECTION 1.2. CONVERSION OF SHARES. At the Effective Time:

         (a) the shares of common stock of the Company ("Company Common Stock") and membership interest of the Company ("Company Membership Interest") outstanding immediately prior to the Effective Time (the Company Common Stock and the Company Membership Interest outstanding immediately prior to the Effective Time shall hereinafter be referred to collectively as the "Company Stock" unless some distinction is necessary) shall be converted into the right to receive, without interest, an aggregate consideration equal to 1,346,154 shares of common stock, $0.01 par value, of AMPAM ("AMPAM Common Stock") and $12,000,000 in cash, as adjusted by Section 1.3 (collectively, the "Merger Consideration").

         (b) each share of common stock of Acquisition outstanding immediately prior to the Effective Time shall remain outstanding and represent, after the Effective Time, one share of common stock of the Surviving Corporation, and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

         (c) AMPAM shall issue to non-stockholder employees of the Company, as determined by the Company and approved by AMPAM, 195,000 non-qualified stock options, at an option price per share to be determined by AMPAM within thirty
(30) days after the Effective Time, which will vest 20% per year over a five year period beginning on the date of such grant.

     SECTION 1.3. MERGER CONSIDERATION ADJUSTMENT.

         (a) Within three (3) days before the anticipated date of Closing, the Company Stockholders will cause the Company to prepare an estimated balance sheet of the Company (the "Estimated Balance Sheet") at the Company's expense which will be dated as of the Effective Time (as defined in Section 12.15) and will deliver such Estimated Balance Sheet to AMPAM for its review. The cash portion only of the Merger Consideration set forth in Section 1.2 hereof to be paid on the date of Closing shall then be adjusted (the "Adjustments") as follows (the "Adjusted Merger Consideration"):

               (i) increased by the amount, if any, by which the Actual Working Capital (as defined in Section 12.15) as reflected on the Estimated Balance Sheet exceeds the Target Working Capital (as defined in
          Section 12.15);

               (ii) reduced by the amount, if any, by which the Target Working Capital exceeds the Actual Working Capital as reflected on the Estimated Balance Sheet; and

               (iii) reduced by the amount, if any, of Actual Indebtedness (as defined in Section 12.15) (except for any Actual Indebtedness used in the calculation of Actual Working Capital), as reflected on the Estimated Balance Sheet.

         (b) Within the sixty (60) day period following the Closing, AMPAM and the Company Stockholders will attempt in good faith to finalize the Company's Estimated Balance Sheet, such finalized balance sheet to be referred to herein as the "Final Balance Sheet". If AMPAM and the Company Stockholders cannot mutually agree on a Final Balance Sheet within this sixty (60) day period, then immediately following the conclusion of such sixty (60) day period the Final Balance Sheet shall be delivered to the independent accounting firm of Pricewaterhouse Coopers. Pricewaterhouse Coopers shall have thirty (30) days to review the Final Balance Sheet and its determinations within such period shall be final and binding on the parties. To the extent the Final Balance Sheet differs from the Estimated Balance Sheet and to the extent these differences would increase or decrease the Adjustments as calculated pursuant to Section 1.3(a), the cash portion only of the Adjusted Merger Consideration shall then be further adjusted (the "Readjusted Merger Consideration") in the same manner as the formula used in Section 1.3(a).

         (c) The settlement or payment of the Adjustments to the cash portion only of the Merger Consideration pursuant to Section 1.3(a) shall occur on the date of Closing. The settlement or payment of the Adjustments to the cash portion of the Adjusted Merger Consideration pursuant to Section 1.3(b) shall occur within ten (10) business days after the Final Balance Sheet is finalized.

     SECTION 1.4. SURRENDER AND PAYMENT. At the Effective Time, the Company Stockholders will deliver to AMPAM the certificates listed on Schedule 3.2 (the "Certificates") representing all of the outstanding shares of Company Stock, and AMPAM will, in exchange therefor, issue and deliver to the Company Stockholders the AMPAM Common Stock, and pay to the Company Stockholders by wire transfer in immediately available funds the Adjusted Merger Consideration (subject to further readjustment, if necessary, to arrive at the Readjusted Merger Consideration), divided among the Company Stockholders in accordance with the written instructions provided in Schedule 3.2. The Certificates will be duly endorsed (or accompanied by duly executed stock powers), with signatures of those Company Stockholders not present at the closing guaranteed by a commercial bank.

     SECTION 1.5. WITHHOLDING RIGHTS. Each of the Surviving Corporation and AMPAM shall be entitled to deduct and withhold from the consideration otherwise payable to any Person (as defined in Section 12.15) pursuant to this Article I such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local, or foreign tax law. These amounts are set forth in Schedule 1.5 to this Agreement. To the extent that amounts are so withheld by the Surviving Corporation or AMPAM, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Stock in respect of which such deduction and withholding was made by the Surviving Corporation or AMPAM, as the case may be.

     SECTION 1.6. LOST CERTIFICATES. If any Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, AMPAM will issue in exchange for such lost, stolen, or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Stock represented by such Certificates as contemplated by this Article I.

     SECTION 1.7. OTHER DOCUMENTS TO BE DELIVERED IMMEDIATELY PRIOR TO THE EFFECTIVE TIME.


         (a) Immediately prior to the Effective Time and at the Closing, the Company and the Company Stockholders will deliver to AMPAM:

               (i) an Employment Agreement (collectively with the employment agreements specified in Section 1.7(a) (ii), the "Employment Agreements"), in the form attached hereto as Exhibit A, for Lloyd C. Smith;

               (ii) Employment Agreements each in the form attached hereto as Exhibit B, for each of the following employees of the Company: Michael Smith, Robert Smith, James K. Krahenbuhl, Jeffrey L. Minarik and Byrl Lumby;

               (iii) an opinion of counsel to the Company Stockholders in the form attached hereto as Exhibit C;

               (iv) a Certificate of the Secretary of the Company in the form attached hereto as Exhibit D;

               (v) a release executed by the Company Stockholders in the form attached hereto as Exhibit E;

               (vi) the minute book and corporate seal of the Company;

               (vii) receipts executed by the Company Stockholders in the form attached hereto as Exhibit F;

               (viii) a cross-receipt executed by the Company Stockholders in the form attached hereto as Exhibit G;

               (ix) a certificate dated as of the Closing executed by the President of the Company and the Company Stockholders in the form attached hereto as Exhibit I certifying that the representations and warranties set forth in Article III are true and correct; and

               (x) Leases each in the form attached hereto as Exhibit J, with Smith Properties LLC for the properties located at 1740 Delilah Street, Corona, California, and 3862 East Post Road, Las Vegas, Nevada, and with Plumbing Properties LLC for the property located at 3842 East Post Road, Las Vegas, Nevada (collectively the "Leases").

         (b) Immediately prior to the Effective Time and at the Closing, AMPAM and Acquisition will deliver to the Company Stockholders:

               (i) the Employment Agreements executed by a duly authorized representative of AMPAM or Acquisition on behalf of the Surviving Corporation;

               (ii) an opinion of Andrews & Kurth L.L.P. in the form attached hereto as Exhibit H;

               (iii) a cross-receipt executed by AMPAM in the form attached hereto as Exhibit G;

               (iv) a certificate dated as of the Closing executed by an executive officer of AMPAM in the form attached hereto as Exhibit I certifying that the representations and warranties set forth in
          Article IV are true and correct; and

               (v) the Leases executed by a duly authorized representative of AMPAM or Acquisition on behalf of the Surviving Corporation.

     SECTION 1.8. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY STOCKHOLDERS. The obligations of the Company Stockholders to consummate the Merger are subject to the fulfillment, at or before the Closing, of all of the following conditions, any one or more of which may be waived by the Company Stockholders.

         (a) The representations and warranties of AMPAM and Acquisition contained in this Agreement shall be true as of the Effective Time, subject to changes in the Schedules pursuant to Section 5.16.

         (b) All of the obligations of AMPAM and Acquisition to be performed at or before the Closing pursuant to the terms of this Agreement shall have been duly performed.

         (c) The documents necessary to consummate the Merger shall have been filed with the Secretary of State of the State of Delaware and the Secretary of State of Texas, California and Nevada.

         (d) The Company Stockholders shall have received an opinion of counsel to AMPAM in the form of Exhibit H regarding certain matters.

         (e) No event or circumstance shall have occurred which would constitute an AMPAM Material Adverse Change (as defined in Section 12.15).

     SECTION 1.9. CONDITIONS TO THE OBLIGATIONS OF AMPAM. The obligations of AMPAM and Acquisition to consummate the Merger are subject to the fulfillment, at or before the Closing, of all the following conditions, any one or more of which may be waived by AMPAM.

         (a) The representations and warranties of the Company Stockholders contained in this Agreement shall be true as of the Effective Time, subject to changes in the Schedules pursuant to Section 5.16 that have been approved by AMPAM, if necessary.

         (b) All of the obligations of the Company and the Company Stockholders to be performed at or before the Closing pursuant to the terms of this Agreement shall have been duly performed, including without limitation those set forth in
Article I hereof.

         (c) AMPAM shall have received an opinion of counsel to the Company Stockholders in the form of Exhibit C regarding certain matters.

         (d) The documents necessary to consummate the Merger shall have been filed with the Secretary of State of the State of Delaware and the Secretary of State of the States of Texas, California and Nevada.

         (e) All waiting, review and investigation periods (and any extensions thereof) applicable to the consummation of the Merger under the Hart Scott Act shall have expired or been terminated.

     SECTION 1.10. TERMINATION. (a) This Agreement may be terminated at any time prior to the Closing solely:

               (i) by mutual consent of AMPAM and the Company Stockholders;

               (ii) by all of the Company Stockholders on the one hand, or by AMPAM (acting through its board of directors), on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by March 31, 2000, unless the failure of such transactions to be consummated is due to the willful failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to the Closing. Additionally, if the reason for the failure of the Closing to occur by this date is that regulatory approval under the Hart Scott Act has not been received in time for the Closing to occur by March 31, 2000, then, the Closing may be extended by the mutual agreement of the parties to a date five days after such regulatory approval is received;

               (iii) by the Company Stockholders on the one hand, or by AMPAM, on the other hand, if a material breach or material default shall be made by the other party in the observance or in the due and timely performance of any of the covenants or agreements contained herein, and the curing or waiver of such material breach or material default shall not have been made on or before the Closing;

               (iv) by either party if, pursuant to Section 5.16, that party wishes to amend their Schedules and the other party refuses to consent to such amendment;

               (v) by the Company Stockholders, if the conditions set forth in
          Section 1.8 hereof have not been satisfied or waived as of the Closing; or

               (vi) by AMPAM, if the conditions set forth in Section 1.9 hereof have not been satisfied or waived as of the Closing.

         (b) Procedure and Effect of Termination. In the event of a termination pursuant to this Section 1.10, written notice setting forth the reasons thereof shall forthwith be given by the terminating party to the other party. If this Agreement is terminated as provided in this Section 1.10, no party shall have any liability or further obligation hereunder to any other party, except as provided in Article X, provided, that the termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement.

                                   ARTICLE II

                            THE SURVIVING CORPORATION

     SECTION 2.1. CERTIFICATE OF INCORPORATION. The certificate of incorporation of Acquisition in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law.

     SECTION 2.2. BYLAWS. The bylaws of Acquisition in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

     SECTION 2.3. DIRECTORS AND OFFICERS. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of the Surviving Corporation shall be as set forth on Schedule 2.3 hereto and (ii) the officers of the Surviving Corporation shall be as set forth on Schedule 2.3 hereto.


                                   ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF THE COMPANY STOCKHOLDERS

         Each Company Stockholder jointly and severally represents and warrants to AMPAM and Acquisition that all of the following representations and warranties in this Article III are true (i) as of the date of execution of this Agreement, (ii) as of the Effective Time subject to Section 5.16, and (iii) for a period of two years from the Closing (the last day of such period being the "Expiration Date"), except that the representations and warranties set forth in Sections 3.2, 3.18 and 3.19 shall survive until such time as the applicable statute of limitations period has run, which expired statute of limitations period shall be deemed to be the Expiration Date for the representations and warranties set forth in Sections 3.2, 3.18 and 3.19. Except as expressly set forth in this Agreement, the Company Stockholders expressly disclaim any representation or warranty (express, implied or otherwise) relating to the Company including, without limitation, any warranty of merchantability or fitness for a particular purpose.

     SECTION 3.1. ORGANIZATION AND QUALIFICATION. The Company is a corporation or limited liability company duly organized, validly existing, and in good standing under the laws of the state of its incorporation or organization and has the requisite corporate power to carry on its business as it is now being conducted. The Company is duly qualified to conduct business as a foreign corporation or organization in every state of the United States in which its ownership or lease of property or the conduct of its business and operations makes such qualification necessary, except for such states in which the Company's failure to be so qualified is not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined in Section 12.15). Schedule 3.1 contains a list of all jurisdictions in which the Company is authorized or qualified to do business. Prior to the Closing, the Company will deliver to AMPAM true and complete copies of the articles of incorporation or organization and bylaws or operating agreement of the Company, in each instance including any amendments thereto, as currently in effect.

     SECTION 3.2. CAPITALIZATION; OWNERSHIP. The authorized capital stock and membership interest of the Company is set forth on Schedule 3.2 and are issued and outstanding. The Company Stock are all of the issued and outstanding shares of capital stock and membership interest of the Company and have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Except as set forth in Schedule 3.2, there are not, as of the date hereof, any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments, or any other agreements of any character (any of the foregoing, a "Commitment") obligating the Company to issue any additional shares of capital stock of the Company, or any other securities convertible into or evidencing the right to subscribe for any shares of capital stock of the Company. The Company Stockholders own the respective number of shares of Company Stock set forth on Schedule 3.2 attached hereto, free and clear of all Liens (as defined in Section 12.15). Each of the Company Stockholders has full legal right, power and authority to exchange, assign and transfer or cause to be exchanged, assigned or transferred their respective shares of Company Stock. The delivery to AMPAM of the Company Stock pursuant to the terms of this Agreement will transfer valid title thereto, free and clear of all Liens.

     SECTION 3.3. AUTHORIZATION. The Company has the requisite corporate or limited liability company power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The Company Stockholders and/or the Board of Directors of the Company have by unanimous written consent (a) determined that participating in the Merger is in the best interests of the Company and its stockholders or members and (b) approved this Agreement and the Merger. No other corporate proceedings on the part of the Company or the Company Stockholders are necessary to authorize the execution and delivery of this Agreement or the consummation by the Company and the Company Stockholders of the transactions contemplated hereby. This Agreement has been duly authorized, executed, and delivered by the Company and the Company Stockholders and constitutes the valid and binding obligation of the Company and the Company Stockholders, enforceable against the Company and the Company Stockholders in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfers, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights and to general equity principals.

     SECTION 3.4. CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution and delivery of this Agreement by the Company or the Company Stockholders, nor the consummation by the Company or the Company Stockholders of the transactions contemplated by this Agreement, will:

(a) require any consent, approval, authorization, or permit of, or filing with or notification to, any Governmental Authority (as defined in Section 12.15), except (i) the filing of a Certificate of Merger in accordance with Delaware Law, (ii) the filing of the State Certificates in accordance with Company Law,
(iii) any regulatory approvals or routine governmental consents, including approvals in connection with the Hart Scott Act, normally acquired before or after the consummation of transactions such as transactions of the nature contemplated by this Agreement, which consents and approvals are listed on
Schedule 3.4, or (iv) where the failure to obtain such consent, approval, authorization, or permit, or to make such filing or notification, is not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or delay, in any material respect, the consummation of the transactions contemplated by this Agreement; (b) result in a default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms, conditions, or provisions of any contract, commitment or similar agreement to which the Company is a party, except (i) as set forth on Schedule 3.4 or (ii) for such defaults (or rights of termination, cancellation, or acceleration) as to which requisite waivers or consents have been obtained or which are not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or delay, in any material respect, the consummation of the transactions contemplated by this Agreement; or (c) assuming compliance with the matters referred to in Section 3.4(a), violate any order, writ, injunction, decree, statute, rule, or regulation applicable to the Company, or any of its assets, except for violations which are not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or delay, in any material respect, the consummation of the transactions contemplated by this Agreement. The Company is not, and the transactions contemplated by this Agreement will not result, in violation of its Articles of Incorporation or Bylaws.

     SECTION 3.5. AFFILIATE RELATIONSHIPS. Except as set forth on Schedule 3.5, none of the Company Stockholders nor any Affiliate (as defined in Section 12.15) of any of the Company Stockholders, and no director, officer, employee or agent of or consultant to the Company, owns, directly or indirectly, in whole or in part, any property, assets or right, tangible or intangible, which is associated with any property, asset or right owned by the Company or which the Company is operating or using or the use of which is necessary for its business. Also included in Schedule 3.5 is disclosure of any relationships which any of the Company Stockholders have, or any director, officer, employee, or agent of or consultant to the Company has, with the Company or any other corporation, partnership, firm, association or business organization, entity or enterprise which is a competitor, potential competitor, supplier or customer of the Company. The Persons named on Schedule 3.5 are the only Persons who may be deemed Affiliates of the Company under Rule 145 of the Securities Act of 1933, as amended (the "1933 Act").

     SECTION 3.6. FINANCIAL STATEMENTS. Attached as Schedule 3.6 are (a) the balance sheet, statement of income and statement of cash flows of the Company as of and for the years ended December 31, 1996, 1997 and 1998 (the "Company Financial Statements") and (b) the unaudited consolidated balance sheet, statement of income and statement of cash flows of the Company as of and for the year ended December 31, 1999 (the "Company Unaudited Financial Statements"). The

Company Financial Statements and the Company Unaudited Financial Statements present fairly the consolidated financial position, results of operations, and changes in financial position of the Company as of the respective dates or for the respective periods to which they apply in accordance with United States generally accepted accounting principles, consistently applied ("GAAP").

     SECTION 3.7. UNDISCLOSED LIABILITIES. Schedule 3.7 sets forth an accurate list as of the Company Unaudited Balance Sheet Date (as defined below) of (i) all liabilities of the Company which are reflected in the balance sheet contained in the Company Unaudited Financial Statements and (ii) any liabilities of any kind of the Company which are not reflected in the balance sheet included in the Company Unaudited Financial Statements. Except as set forth on Schedule
3.7 or as reflected, reserved against, or otherwise disclosed in the Company Unaudited Financial Statements, the Company did not, at the date of the unaudited balance sheet included in the Company Unaudited Financial Statements (the "Company Unaudited Balance Sheet Date") and does not have, at the date hereof, any liabilities or obligations, whether accrued, contingent, absolute, determined, determinable or otherwise, that may have, individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 3.8. ACCOUNTS AND NOTES RECEIVABLES. Schedule 3.8 sets forth an accurate list as of the Company Unaudited Balance Sheet Date of the accounts and notes receivable of the Company, including receivables from and advances to employees of the Company and the Company Stockholders. Included in Schedule 3.8 is an aging of all accounts and notes receivable showing amounts due in 30-day aging categories. The trade and other accounts receivable of the Company which are classified as current assets on the balance sheet as of the Company Unaudited Balance Sheet Date are bona fide receivables, were acquired in the ordinary course of business, are stated in accordance with GAAP and, subject to the reserve for doubtful accounts, need not be written-off as uncollectible. Except to the extent reflected on Schedule 3.8, such accounts and notes are collectible in the amount shown on Schedule 3.8.

     SECTION 3.9. ASSETS. Schedule 3.9 sets forth an accurate list of all real and personal property included in "property and equipment" on the balance sheet of the Company as of the Company Unaudited Balance Sheet Date and all other tangible assets of the Company with a value in excess of $5,000 (i) owned by the Company as of the Company Unaudited Balance Sheet Date and (ii) acquired since the Company Unaudited Balance Sheet Date, including in each case true, complete and correct copies of leases for significant equipment and for all real property leased by the Company and descriptions of all real property on which buildings, warehouses, workshops, garages and other structures used in the operation of the business of the Company are situated. Schedule 3.9 indicates which assets are currently owned, or were formerly owned, by the Company Stockholders or Affiliates of the Company or the Company Stockholders. Except as specifically identified on Schedule 3.9, all of the tangible assets, vehicles and other significant machinery and equipment of the Company listed on Schedule 3.9 are in good working order and condition, ordinary wear and tear excepted, and have been maintained in accordance with standard industry practices. All fixed assets used by the Company that are material to the operation of the Company's business are either owned by the Company or leased under an agreement identified on
Schedule 3.9. All leases set forth on Schedule 3.9 are in full force and effect and constitute valid and binding agreements of the parties thereto in accordance with their respective terms.

         Schedule 3.9 contains true, complete and correct copies of all title reports and title insurance policies received by the Company with respect to real property it leases. Schedule 3.9 also includes a summary description of all plans or projects involving the opening of new operations, expansion of existing operations or the acquisition of any real property or existing business, to which management of the Company has devoted effort or expenditure in the two-year period prior to the date of this Agreement, which if pursued by the Company would require additional expenditures of capital.

         The Company has good and indefeasible title to the tangible and intangible personal property owned and used in their business, including the properties identified on Schedule 3.9, subject to no mortgage, pledge, lien, claim, conditional sales agreement, encumbrance or charge, except for liens reflected on Schedule 3.9, liens for current Taxes not yet payable and assessments not in default, easements for utilities serving only the property, and easements, covenants and restrictions and other exceptions to title shown of record in the appropriate public records in the jurisdictions in which the properties, assets and leasehold estates are located, which do not adversely affect the Company's use of the property.

     SECTION 3.10. MATERIAL CONTRACTS, COMMITMENTS AND CUSTOMERS. Schedule 3.10 sets forth an accurate list as of the Company Unaudited Balance Sheet Date of
(i) all material contracts, commitments and similar agreements to which the Company is a party or by which they or any of their property is bound (including, but not limited to, joint venture or partnership agreements, contracts with any labor organizations, loan agreements, indemnity or guaranty agreements, bonds, mortgages, liens, pledges or other security agreements) and the Company Stockholders have delivered true copies of such agreements to AMPAM and (ii) all customers representing 5% or more of the Company's revenues, taken as a whole, in any of the periods covered by the Company Financial Statements or the Company Unaudited Financial Statements. For purposes of the preceding sentence, a contract commitment or similar agreement is "material" if it (i) has a term of more than one year (other than contracts, commitments or agreements that are cancelable without liability or penalty within 30 days of notice from the Company of cancellation or that can be terminated by the Company without material penalty upon notice of 30 days or less) or (ii) requires the payment by or to the Company of more than $100,000 during any 12-month period. Except as disclosed on Schedule 3.10, all such agreements are in full force and effect and none of such contracts or agreements unduly burdens or restricts the Company in the ordinary course of its business. None of the Company's customers or suppliers has canceled service or products, as appropriate. Except to the extent set forth on Schedule 3.10, (i) the Company has complied with all material commitments and obligations and are not in default under any contracts and agreements and no notice of default has been received and (ii) none of the Company's customers listed pursuant to (ii) above has canceled or substantially reduced or is currently attempting or threatening to cancel or substantially reduce its use of the Company's products or services. Except as set forth on Schedule 3.10, the Company is not now, nor has it ever been, a party to any contracts subject to price redetermination or renegotiation.

     SECTION 3.11. OPERATING AUTHORITY. The Company possesses all material governmental licenses, permits, franchises, and other authorizations ("Licenses") of any Governmental Authority that are necessary to the ownership or operation of their business as currently conducted, and all such Licenses are in full force and effect, except where the failure to possess any License or the failure to be in full force and effect is not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, and the Company is not in default in any respect relating thereto. No proceeding is pending or, to the Company Stockholders' Knowledge, is threatened seeking the revocation or limitation of any such License that is reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         Schedule 3.11 sets forth an accurate list and summary description as of the Company Unaudited Balance Sheet Date of all Licenses, certificates, trademarks, trade names, patents, patent applications and copyrights related to the assets owned or held by the Company. The Licenses and other rights listed on
Schedule 3.11 are valid, and the Company has not received any notice that any person intends to cancel, terminate or not renew any such License or other right. The Company has conducted and is conducting its business in compliance in all material respects with the requirements, standards, criteria and conditions set forth in the Licenses and other rights listed on Schedule 3.11 and is not in violation of any of the foregoing in any material respect. Except as specifically provided in Schedule 3.11, the consummation of the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the Company by, any such Licenses or other rights.

     SECTION 3.12. BANK ACCOUNT INFORMATION. Schedule 3.12 contains an accurate list of the names and addresses of every bank and other financial institution in which Company maintains an account (whether checking, savings or otherwise), lock box, or safe deposit box, and the account numbers and persons having signature authority or legal access thereto.

     SECTION 3.13. CONDUCT OF BUSINESS SINCE COMPANY UNAUDITED BALANCE SHEET DATE. Except as expressly contemplated by this Agreement and except as set forth on Schedule 3.13, since the Company Unaudited Balance Sheet Date there has not been:

               (i) any Company Material Adverse Change (as defined in Section 12.15);

               (ii) any damage, destruction or casualty loss (whether or not covered by insurance), alone or in the aggregate, which has caused a Company Material Adverse Effect on the Company;

               (iii) any change in the authorized capital of the Company or its outstanding securities or any change in ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

               (iv) any dividend or any distribution declared or paid with respect to, or purchases or redemptions of any of the Company Stock;

               (v) any increase in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by the Company to any of its officers, directors, stockholders, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice;

               (vi) any work interruptions, labor grievances or claims filed, or any event or condition of any character, which has caused a Company Material Adverse Effect;

               (vii) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of the Company to any person, including, without limitation, the Company Stockholders and their Affiliates, except inventory sold or transferred in the Ordinary Course of Business (as defined in Section 12.15);

               (viii) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the Company, including without limitation any indebtedness or obligation of any Company Stockholders or any Affiliate thereof;

               (iv) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the material assets, property or rights of the Company or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

               (x) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the Ordinary Course of Business;

               (xi) any waiver of any material rights or claims of the Company;

               (xii) any amendment or termination of any material document to which the Company is a party, except for the termination of a material document in accordance with its terms without any action on the part of the Company;

               (xiii) any transaction by the Company outside the Ordinary Course of Business;

               (xiv) any cancellation or termination of a material contract with a customer or client listed on Schedule 3.10 prior to the scheduled termination date thereof; or

               (xv) any other distribution of property or assets by the Company other than in the Ordinary Course of Business, other than (a) distributions of nonoperating assets specifically identified on
          Schedule 3.13 and (b) distributions of real estate required by Section
          5.12 of this Agreement.

     SECTION 3.14. LITIGATION; ORDERS. Except as set forth on Schedule 3.14, as of the date hereof, there are no Actions (as defined in Section 12.15) pending or, to the Company Stockholders' Knowledge, threatened against the Company. Except as set forth on Schedule 3.14, as of the date hereof there are no judgments or outstanding orders, injunctions, decrees, stipulations, or awards (whether rendered by a court or administrative agency or by arbitration) against the Company.

     SECTION 3.15. LABOR MATTERS. Except as set forth on Schedule 3.15, there are no agreements with labor unions or associations representing employees of the Company. No material work stoppage against the Company is pending or, to the Company Stockholders' Knowledge, threatened. The Company has not been nor is involved in or, to the Company Stockholders' Knowledge, is threatened with any labor dispute, arbitration, lawsuit, or administrative proceeding relating to labor matters involving the employees of the Company (excluding routine workers' compensation claims) that is reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 3.16. COMPLIANCE WITH LAWS. The conduct of the business by the Company complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, or decrees applicable thereto (other than Environmental Laws (as hereinafter defined) which are governed solely by Section 3.18), except for violations or failures so to comply, if any, that would not have, individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 3.17. INSURANCE. Schedule 3.17 sets forth a list of all insurance policies issued in favor of the Company which relate to its business, and all such policies are currently in force and effect. True and complete copies of all such policies have been delivered to AMPAM. A true and complete list of all insurance loss runs and workers' compensation claims received for the past three
(3) policy years has been delivered to AMPAM. The insurance carried by the Company, which the Company Stockholders believe to be adequate in character and amount, is with financially sound and reputable insurers unaffiliated with any of the Company Stockholders or the Company. None of such policies is a "claims made" policy. All insurance policies carried by the Company are currently in full force and effect. The Company's insurance has never been canceled and the Company has never been denied coverage or experienced a substantial increase in premiums or substantial reduction in coverage from one policy period to the next period.

     SECTION 3.18. ENVIRONMENTAL MATTERS. Other than violations that would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company is in compliance with all applicable Environmental Laws. Without limitation of the foregoing, there are no past, existing, pending or, to the Company Stockholders' Knowledge, threatened actions, suits, investigations, inquiries, proceedings or clean-up obligations by or to any Governmental Authority relating to any Environmental Laws with respect to the Company, except for actions, suits, investigations, inquiries, proceedings, and obligations that would not have, individually or in the aggregate, a Company Material Adverse Effect. To the Company Stockholders' Knowledge (i) there are no underground storage tanks on, in or under any properties owned by the Company and no underground storage tanks have been closed or removed from any of such properties during the time such properties were owned, leased or operated by the Company which are not listed on Schedule 3.18 and (ii) there is no asbestos or asbestos-containing material present in any of the properties owned by the Company, and no asbestos has been removed from any of such properties during the time such properties were owned, leased or operated by the Company. Neither the Company nor any of its respective properties are subject to any material liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law. All notices, permits, or similar authorizations, if any, required to be obtained or filed in connection with the operations of the Company, including, without limitation, treatment, storage, disposal, or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, other than any such notices, permits, or similar authorizations the failure of which to obtain or file is not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. The term "release" has the meaning specified in CERCLA (as hereinafter defined), and the term "disposal" (or "disposed") has the meaning specified in RCRA (as hereinafter defined). For the purposes hereof, "Environmental Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Authority pertaining to the environment in effect on the date of this Agreement and in effect at such time in any and all jurisdictions in which the Company operates, including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act, as amended ("RCRA"), the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, comparable state and local laws and other material environmental protection laws in effect on the date of this Agreement. Schedule 3.18 lists all disposal sites that the Company has utilized as of the Company Unaudited Balance Sheet Date.

     SECTION 3.19. TAXES. (a) Except as set forth on Schedule 3.19, the Company has filed when due all Company Returns (as defined in Section 12.15), and has, except for Taxes that are being contested in good faith and set forth on
Schedule 3.19, timely paid and discharged all Tax obligations shown thereon and adequate reserves have been established on the books of the Company for all Taxes for which the Company is liable but payment is not yet due, (ii) the Company Returns correctly and accurately reflect the facts regarding the income, business and assets, operations, activities, status, or other matters of the Company, and any other information required to be shown thereon, and are not subject to penalties under Section 6662 of the Code, relating to accuracy-related penalties, or any corresponding provision of applicable state, local, or foreign Tax law or any predecessor provision of law, and (iii) the Company has not received any notice of any Tax deficiency outstanding, proposed, or assessed against or allocable to it, nor has it executed any waiver of any statute of limitations on the assessment or collection of any Tax, or executed or filed with the Internal Revenue Service or any other Governmental Authority any agreement now in effect extending the period for assessment or collection of any Taxes against the Company. No liens for Taxes exist upon the assets of the Company except liens for Taxes that are not yet due. The Company is not and never has been subject to Tax in any jurisdiction outside the United States. No litigation with respect to any Tax for which the Company is asserted to be liable is pending or, to the Knowledge of the Company or any Company Stockholder, threatened, and no basis which the Company or any Company Stockholder believes to be valid exists on which any claim for any such Tax can be asserted against the Company. There are no requests for rulings or determinations in respect of any Taxes pending between the Company and any taxing authority. No issues have been raised and remain pending by any taxing authority in connection with the examination of any return of the Company. All deficiencies asserted and assessments made, if any, as a result of or in connection with any examination have been paid in full or are fully reflected as a liability in the financial statements. The Company is not and never has been party to any Tax allocation or sharing agreement. All amounts required to be withheld by the Company and paid to governmental agencies for income, social security, unemployment insurance, sales, excise, use and other Taxes have been collected or withheld and paid to the proper taxing authority. For purposes of this Agreement, "Tax" or "Taxes" means taxes of any kind, levies, or other like assessments, customs, duties, imposts, charges, or fees, including, without limitation, income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer, and gains taxes or other governmental taxes imposed or payable to the United States, or any state, county, local, or foreign government or subdivision or agency thereof, and in each instance such term shall include any interest, penalties, or additions to tax attributable to or imposed with respect to any such tax, including penalties for the failure to file any tax return or report.

         (b) The Company has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than as a common parent corporation.

         (c) None of the assets of the Company is property that the Company is required to treat as being owned by any other Person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code.

         (d) None of the assets of the Company directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

         (e) None of the assets of the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

         (f) The Company has not agreed to make, nor is it required to make, any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

     (g) The Company has not participated in, nor will it participate in, an international boycott within the meaning of Section 999 of the Code.

     (h) The Company neither has nor had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

     (i) The Company has not filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local, or foreign income tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local, or foreign income tax law) apply to any disposition of any asset owned by it.

     (j) Neither the Company nor any Company Stockholder is a "foreign person" as that term is defined in Section 1445(f)(3) of the Code.

     (k) The Company has not made, is not obligated to make and is not a party to any agreement that would require it to make any payment that is not deductible under Section 280G of the Code.

     (l) No asset of the Company is subject to any provision of applicable law that eliminates or reduces the allowance for depreciation or amortization in respect of that asset below the allowance generally available to an asset of its type.

     SECTION 3.20. EMPLOYEE BENEFIT PLANS. (a) Schedule 3.20 contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Company Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(l) of ERISA, hereinafter a "Company Welfare Plan"), stock option, stock purchase, incentive, bonus, deferred compensation plans or arrangements, vacation, change in control, stay-on bonus plans or arrangements, and other material employee compensation and fringe benefit plans or agreements, maintained, contributed to, or pursuant to which the Company has or may have any liability, whether or not heretofore terminated (all the foregoing being herein called "Company Benefit Plans"). The Company has delivered to AMPAM an accurate list (which is set forth on Schedule 3.20) showing all officers, directors and key employees of the Company, listing all employment agreements with such officers, directors and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons as of (i) December 31,1999 and (ii) the date hereof. The Company has provided to AMPAM true, complete and correct copies of any employment agreements for persons listed on Schedule 3.20. Since December 31, 1999, except as disclosed on Schedule 3.20, there have been no increases in the compensation payable or any special bonuses to any officer, director, key employee or other employee, except ordinary salary increases implemented on a basis consistent with past practices. The Company has made available to AMPAM true, complete, and correct copies of (1) each Company Benefit Plan and any subsequently adopted amendments thereto (or, in the case of unwritten Company Benefit Plans, descriptions thereof), (2) the most recent annual report on Form 5500 filed with respect to each Company Benefit Plan (if any such report was required), (3) the most recent summary plan description for each Company Benefit Plan for which such a summary plan description is required (with all summaries of material modifications provided after the most recent summary plan description was distributed), (4) each trust agreement, group annuity contract and service agreement relating to any Company Benefit Plan and (5) each favorable determination letter from the Internal Revenue Service with respect to each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code.

     (b) All Company Benefit Plans are and have been administered in compliance with their terms and all applicable laws, including, without limitation, ERISA and the Code, except where the failure to so administer the Company Benefit Plans or to comply with such laws would not have, individually or in the aggregate, a Company Material Adverse Effect. There are no pending or, to the Company Stockholders' Knowledge, threatened investigations by any governmental entity, termination proceedings, or other, suits or proceedings against or involving any Company Benefit Plan. All such plans that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code are, and have been so qualified and have been determined by the Internal Revenue Service to be so qualified, and copies of such determination letters are attached to Schedule
3.20. Except as disclosed on Schedule 3.20, all reports and other documents required to be filed with any Governmental Authority or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been timely filed or distributed, and copies thereof are included as part of Schedule 3.20 hereof.

     (c) All contributions to, and payments from, the Company Benefit Plans required to be made in accordance with the Company Benefit Plans or applicable law have been timely made. All accrued contribution obligations of the Company with respect to any Company Benefit Plan have either been fulfilled in their entirety or are fully reflected on the balance sheet in the Company Financial Statements and the Company Unaudited Financial Statements.

     (d) No Company Benefit Plan is subject to Section 302 or Title IV of ERISA or Section 412 of the Code or is a "multiemployer plan" within the meaning of
Section 4001(a)(3) of ERISA or a "multiple employer's plan" within the meaning of Section 413 of the Code.

     (e) (i) No "prohibited transaction" (under Section 4975 of the Code or
Section 406 of ERISA) has occurred with respect to any Company Benefit Plan and
(ii) there has been no breach of any fiduciary duty with respect to any Company Benefit Plan, other than, in the case of (i) and (ii), those that are not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     (f) The Company does not maintain or contribute to any Company Welfare Plan that could not be unilaterally terminated by the Company at any time without liability.

     (g) Except as set forth on Schedule 3.20, there are no assets of any Company Benefit Plan that are not readily tradeable on a national securities exchange, including the NASDAQ Stock Market.

     SECTION 3.21. BROKERAGE FEES AND COMMISSIONS. Except as set forth on
Schedule 3.21, neither the Company nor the Company Stockholders has incurred any obligation or entered into any agreement for any investment banking, brokerage or finder's fee, or commission in respect of the transactions contemplated by this Agreement for which AMPAM or the Company shall incur any liability.

     SECTION 3.22. TAX TREATMENT. Neither the Company nor, to the Company Stockholders' Knowledge, any of its Affiliates has taken, has agreed or failed to take, or intends to take any action or has any Knowledge of any fact or circumstance that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code (a "368 Reorganization").


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF AMPAM

         AMPAM represents and warrants to the Company Stockholders that all of the representations and warranties in this Article IV are true (i) as of the date of execution of this Agreement, (ii) as of the Effective Time subject to
Section 5.16, and (iii) for a period of two years from the Closing (the last day of such period being the "Expiration Date"), except that the representations and warranties set forth in Section 4.2 and Section 4.5 shall survive until such time as the applicable statute of limitations period has run, which expired statute of limitations period shall be deemed to be the Expiration Date for the representations and warranties set forth in Sections 4.2 and 4.5.

     SECTION 4.1. ORGANIZATION AND QUALIFICATION. Each of AMPAM and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and AMPAM has the requisite corporate power to carry on its business as it is now conducted. AMPAM and Acquisition are duly qualified to conduct business as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business and operations makes such qualification necessary, except for such jurisdictions in which AMPAM's or Acquisition's failure to be so qualified is not reasonably expected to have, individually or in the aggregate, an AMPAM Material Adverse Effect (as defined in Section 12.15).

     SECTION 4.2. CAPITALIZATION. (a) The authorized capital stock of AMPAM consists of 100,000,000 shares of AMPAM Common Stock, 5,000,000 shares of Restricted Common Stock and 10,000,000 shares of preferred stock. As of December 31, 1999, there were outstanding 11,463,115 shares of AMPAM Common Stock (including no shares of treasury stock), 2,423,517 shares of restricted voting common stock and 1,048,820 shares of 10% Cumulative Redeemable Convertible

Preferred Stock Series A. All outstanding shares of capital stock of AMPAM have been duly authorized and validly issued and are fully paid and non-assessable and free of preemptive rights.

     (b) The AMPAM Common Stock to be issued as part of the Merger Consideration have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and non-assessable, and the issuance thereof is not subject to any preemptive or other similar right.

     SECTION 4.3. AUTHORIZATION. The execution, delivery and performance by AMPAM and Acquisition of this Agreement, and the consummation by AMPAM and Acquisition of the transactions contemplated hereby, are within the corporate powers of AMPAM and Acquisition and have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by AMPAM and Acquisition and constitutes the valid and binding obligation of AMPAM and Acquisition enforceable against AMPAM and Acquisition in accordance with its terms.

     SECTION 4.4. CONSENTS AND APPROVAL; NO VIOLATION. Neither the execution and delivery of this Agreement by AMPAM and Acquisition, nor the consummation by AMPAM and Acquisition of the transactions contemplated by this Agreement, will:
(a) require any consent, approval, authorization, or permit of, or filing with or notification to, any Governmental Authority, except (i) the filing of the Certificate of Merger in accordance with Delaware Law, (ii) the filing of the State Certificates in accordance with Company Law, (iii) compliance with any applicable requirements of the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and foreign or state securities or Blue Sky laws, (iv) any regulatory approvals or routine governmental consents, including approvals in connection with the Hart Scott Act, normally acquired before or after the consummation of transactions such as transactions of the nature contemplated by this Agreement which consents and approvals are listed on Schedule 4.4, or (v) where the failure to obtain such consent, approval, authorization, or permit, or to make such filing or notification, is not reasonably expected to have, individually or in the aggregate, an AMPAM Material Adverse Effect or prevent or delay, in any material respect, the consummation of the transactions contemplated by this Agreement; (b) result in a default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms, conditions, or provisions of any agreement or other instrument binding upon AMPAM or any of its subsidiaries, except for such defaults (or rights of termination, cancellation, or acceleration) as to which requisite waivers or consents have been obtained or which are not reasonably expected to have, individually or in the aggregate, an AMPAM Material Adverse Effect or prevent or delay, in any material respect, the consummation of the transactions contemplated by this Agreement; or (c) assuming compliance with the matters referred to in Section 4.4(a), violate any order, writ, injunction, decree, statute, rule, or regulation applicable to AMPAM or any of its subsidiaries or any of their assets, except for violations which are not reasonably expected to have, individually or in the aggregate, an AMPAM Material Adverse Effect or prevent or delay, in any material respect, the consummation of the transactions contemplated by this Agreement.

     SECTION 4.5. SEC FILINGS. (a) AMPAM has filed with the Securities and Exchange Commission ("SEC") all material forms, statements, reports and documents (the "AMPAM SEC Filings") required to be filed by it under the 1934 Act and the rules and regulations thereunder.

     (b) As of its filing date, each AMPAM SEC Filing complied as to form in all material respects with the applicable requirements of the 1934 Act.

     (c) As of its filing date, each AMPAM SEC Filing filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (d) AMPAM has previously delivered to the Company Stockholders copies of AMPAM's private placement memorandum, dated January 13, 2000 (the "PPM"). As of its date, the PPM did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 4.6. TAX TREATMENT. AMPAM has not taken, will not take, and has not failed to take any action, and does not know of any fact, occurrence or circumstance, that would prevent the Merger from qualifying as a 368 Reorganization.


                                    ARTICLE V

                       ADDITIONAL COVENANTS AND AGREEMENTS

     SECTION 5.1. REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

     SECTION 5.2. CERTAIN FILINGS. The Company and AMPAM shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals, or waivers are required to be obtained from parties to any material agreements, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making such filings, furnishing information required in connection therewith and seeking timely to obtain such actions, consents, approvals, or waivers.

     SECTION 5.3. PUBLIC ANNOUNCEMENTS. Without the prior consent of AMPAM, which consent shall not be unreasonably withheld, none of the Company or the Company Stockholders will issue, or permit any agent or Affiliate to issue, any press releases or otherwise make or permit any agent or Affiliate to make, any public statements with respect to this Agreement or the transactions contemplated by this Agreement.

     SECTION 5.4. FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Acquisition, any deeds, bills of sale, assignments, or assurances, and to take and do, in the name and on behalf of the Company or Acquisition, any other actions and things, to vest, perfect, or confirm of record or otherwise in the Surviving Corporation any and all right, title, and interest in, to, and under any of the rights, properties, or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     SECTION 5.5. NOTICES OF CERTAIN EVENTS. Each of the Company, the Company Stockholders, Acquisition and AMPAM shall promptly notify the other parties hereto of:

     (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

     (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

     (c) any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened against, relating to, or involving or otherwise affecting such party that relate to the consummation of the transactions contemplated by this Agreement; and

     (d) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.5(d) shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     SECTION 5.6. RELEASE FROM GUARANTEES. Following the Effective Time, AMPAM and the Surviving Corporation shall use reasonable efforts to have the Company Stockholders released from the personal guarantees of the Company's indebtedness identified on Schedule 5.6. In the event that AMPAM cannot obtain releases of any such guarantees on or prior to one hundred and twenty (120) days subsequent to the Effective Time, AMPAM shall pay off or otherwise refinance or retire such indebtedness.

     SECTION 5.7. FUTURE COOPERATION; TAX MATTERS. At AMPAM's expense, the Company, Company Stockholders, Acquisition and AMPAM shall each deliver or cause to be delivered to the other following the Effective Time such additional instruments as the other may reasonably request for the purpose of fully carrying out this Agreement. At AMPAM's expense, the Company Stockholders will cooperate and use their reasonable best efforts to have the present officers, directors and employees of and independent accountants to the Company cooperate with AMPAM at and after the Effective Time in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Effective Time, including, without limitation, consent to the inclusion of any independent auditor's report in documents filed by AMPAM under the 1933 Act or 1934 Act.

     SECTION 5.8. EXPENSES. AMPAM and Acquisition on one hand, and the Company Stockholders on the other, will each pay their own fees, expenses and disbursements of their respective agents, representatives, accountants and counsel incurred in connection with the execution, delivery and performance of this Agreement and any amendment thereto.

     SECTION 5.9. REPAYMENT OF RELATED PARTY INDEBTEDNESS. Concurrently with the Closing of this Agreement, (i) the Company Stockholders shall repay to the Company all amounts outstanding as advances to or receivables from the Company Stockholders and (ii) the Company shall repay all amounts outstanding under loans to the Company from the Company Stockholders. Such advances, receivables and loans, and the amounts thereof, are listed on Schedule 5.9.

     SECTION 5.10. FIRPTA CERTIFICATE. Each Company Stockholder will deliver to AMPAM a certificate to the effect that he is not a foreign person pursuant to
Section 1.1445-2(b) of the Treasury regulations.

     SECTION 5.11. PREPARATION AND FILING OF TAX RETURNS. (a) The Company Stockholders shall file or cause to be filed all required Company tax returns for all taxable periods that end on or before the Effective Time, but in each case only after AMPAM has reviewed such filings and consented thereto.

     (b) AMPAM shall file or cause to be filed all tax returns for all taxable periods ending after the Effective Time.

     (c) Each party hereto shall, and shall cause its subsidiaries and Affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any tax returns, amended tax returns or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant tax returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by taxing authorities and relevant records concerning the ownership and Tax basis of property, which such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file tax returns pursuant to this Agreement shall bear all costs of filing such tax returns.

     SECTION 5.12. TRANSFER OF REAL PROPERTY. At or prior to the Effective Time, except as set forth on Schedule 5.12, any real property owned by the Company will be sold or distributed by the Company on terms mutually acceptable to AMPAM and the Company and leased back by the Company on terms no less favorable to the Company than those available from an unaffiliated party and otherwise reasonably acceptable to AMPAM.

     SECTION 5.13. ANTITRUST LAW COMPLIANCE. Not later than five business days after the date hereof, the Company, the Company Stockholders and AMPAM shall, at AMPAM's sole cost and expense, prepare and file with the United States Department of Justice (the "Department") and the Federal Trade Commission (the "FTC") the notification and report form with respect to the transactions contemplated by this Agreement as required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "Hart Scott Act"). The Company, the Company Stockholders and AMPAM shall each cooperate with the other in preparation of such filings and shall promptly comply with any reasonable request by the Department or the FTC for supplemental information and shall use their best efforts to obtain early termination of the waiting period under the Hart Scott Act.

     SECTION 5.14. PENDING CLOSING. (a) Between the date of this Agreement and the Effective Time, the Company Stockholders will, and will cause the Company to, except as set forth on Schedule 5.14:

               (i) carry on its respective businesses in substantially the same manner as it has heretofore;

               (ii) use all commercially reasonable efforts to maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

               (iii) perform in all material respects all of its respective obligations under agreements relating to or affecting its respective assets, properties or rights;

               (iv) use all reasonable efforts to keep in full force and effect present insurance policies or other comparable insurance coverage;

               (v) use its commercially reasonable efforts to maintain and preserve its business organization intact, retain its respective present key employees and maintain its respective relationships with suppliers, customers and others having business relations with the Company;

               (vi) use reasonable efforts to maintain compliance with all material permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities;

               (vii) maintain present debt and lease instruments in accordance with their terms and not enter into new or amended debt or lease instruments without the Knowledge and consent of AMPAM (which consent shall not be unreasonably withheld), except that debt and/or lease instruments may be replaced without the consent of AMPAM if such replacement instruments are on terms at least as favorable to the Company as the instruments being replaced;

               (viii) maintain or reduce present salaries and commission levels for all officers, directors, employees and agents, except for ordinary and customary bonus and salary increases for employees in accordance with past practices;

               (ix) afford to the officers and authorized representatives of AMPAM reasonable access during normal business hours to all of the Company's sites, properties, books and records, and will furnish AMPAM with such additional financial and operating data and other information as to the business and properties of the Company as AMPAM may from time to time reasonably request; and

               (x) avoid taking any actions or undertaking any transactions that would prevent or impede the Merger from qualifying as a 368 Reorganization.

     (b) Except as disclosed on Schedule 5.14, between the date hereof and the Effective Time, the Company will not, without prior written consent of AMPAM:

               (i) make any change in its charter or Bylaws;

               (ii) issue any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind;

               (iii) declare or pay any dividend, or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its stock, except for distributions in the Ordinary Course of Business;

               (iv) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures, except if it is in the normal course of business (consistent with past practice) or involves an amount not in excess of three percent (3%) of the Company's revenues for the 12 months ended December 31, 1999;

               (v) create, assume or permit to exist any new mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired, except with respect to purchase money liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of three percent

          (3%) of the Company's revenues for the 12 months ended December 31, 1999, necessary or desirable for the conduct of the businesses of the Company;

               (vi) sell, assign, lease or otherwise transfer or dispose of any property or equipment, except in the Ordinary Course of Business or pursuant to Section 5.12;

               (vii) negotiate for the acquisition of any business or the start-up of any new business;

               (viii) merge or consolidate or agree to merge or consolidate with or into any other corporation;

               (ix) waive any material rights or claims of the Company, provided that the Company may negotiate and adjust bills and accounts in the course of good faith disputes with customers in a manner consistent with past practice, provided, further, that such adjustments shall not be deemed to be included in Schedule 5.14 unless specifically listed thereon;

               (x) amend or terminate any material agreement, permit, license or other right of the Company, except in the Ordinary Course of Business; or

               (xi) enter into any other transaction outside the Ordinary Course of Business or prohibited hereunder.

     (c) None of the Company Stockholders, the Company, nor any agent, officer, director, trustee or any representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Effective Time or the termination of this Agreement in accordance with its terms, directly or indirectly: (i) solicit or initiate the submission of proposals or offers from any person for, (ii) participate in any discussions pertaining to, or (iii) furnish any information to any person other than AMPAM or its authorized agents relating to, any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the Company or a merger, consolidation or business combination of the Company.

     SECTION 5.15. NOTIFICATION OF CERTAIN MATTERS. The Company Stockholders shall give prompt notice to AMPAM upon obtaining Knowledge of (i) the occurrence or non-occurrence of any event of which would be likely to cause any representation or warranty contained herein to be untrue or inaccurate and (ii) any failure of any Company Stockholder or the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder. AMPAM shall give prompt notice to the Company Stockholders of
(i) the occurrence or non-occurrence of any event of which would be likely to cause any representation or warranty of AMPAM contained herein to be untrue or inaccurate and (ii) any failure of AMPAM to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

     SECTION 5.16. AMENDMENT OF SCHEDULES. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until 24 hours prior to the Effective Time to notify the other party with respect to any matter (i) hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules or (ii) which may have been omitted from the Schedules previously provided by such party. Notwithstanding the foregoing sentence, no amendment or supplement to a Schedule prepared by the Company may be made unless AMPAM consents to such amendment or supplement; and provided further, that no amendment or supplement to a Schedule prepared by AMPAM may be made unless the Company Stockholders consent to such amendment or supplement. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Section 1.8 and Section 1.9 have been fulfilled, the Schedules hereto, as amended or supplemented with the consent of AMPAM or the Stockholders, as the case may be, as provided above, shall be deemed to be the Schedules to this Agreement.

     SECTION 5.17. BOARD OF DIRECTORS SEAT. AMPAM agrees that the management of AMPAM or the Board of Directors of AMPAM will nominate Lloyd C. Smith for a Class I Director seat on AMPAM's Board of Directors effective April 1, 2000, and that the term of a Class I Director is three years.

     SECTION 5.18. COMPANY'S HEALTH BENEFITS AND 401K CONTRIBUTIONS. AMPAM and Acquisition agree that the Surviving Corporation, as of the Effective Time or as soon as practicable thereafter, will increase (i) the Company's participating percentage associated with the Company's health insurance plan to 100% for the employee only and (ii) the Company's 401K plan matching percentage to 50% of the employee's contribution up to 6% of said employee's salary, as allowed by law.

     SECTION 5.19. ACCESS TO MATERIALS. For a period of five (5) years after the Effective Time, the Company Stockholders will have reasonable access to all documents, materials, information and instruments of the Company.


                                   ARTICLE VI

                                 INDEMNIFICATION

         The Company Stockholders and AMPAM each make the following covenants:

SECTION 6.1. INDEMNIFICATION BY THE COMPANY STOCKHOLDERS. (a) The Company Stockholders covenant and agree that they, jointly and severally, will indemnify, defend, protect, and hold harmless AMPAM, the Company, and the Surviving Corporation, and their respective officers, directors, employees, stockholders, agents, representatives, and Affiliates (the "AMPAM

Indemnitees") at all times from and after the date of this Agreement until the applicable Expiration Date from and against all claims, damages, losses, liabilities (joint or several), obligations, penalties, defenses, actions, lawsuits, proceedings, judgments, demands, assessments, adjustments, costs, and expenses (including specifically, but without limitation, reasonable fees, disbursements, and expenses of attorneys, accountants, other professional advisors and of expert witnesses and reasonable costs of investigation and preparation) (collectively "Damages"), as they are incurred, directly or indirectly resulting from, relating to or arising out of (i) any breach of or inaccuracy in, or any allegation or claim by a third party which, if true, would constitute a breach or inaccuracy in, any representation or warranty set forth herein or in the Schedules or certificates delivered in connection herewith;
(ii) any breach or non-performance, partial or total, by the Company or any of the Company Stockholders of any covenant or agreement of the Company (or any Affiliate or subsidiary thereof) or the Company Stockholders (or any Affiliate or subsidiary thereof) contained in this Agreement; or (iii) the Company Litigation referenced in Schedule 3.14.

     (b) AMPAM acknowledges and agrees that other than the representations and warranties of the Company Stockholders specifically contained in this Agreement, there are no representations or warranties of the Company Stockholders, either express or implied, with respect to the transactions contemplated by this Agreement, the Company, or the Company's assets, liabilities or business.

     SECTION 6.2. INDEMNIFICATION RELATED TO TAX LIABILITIES. The Company Stockholders shall retain liability, and shall indemnify AMPAM, for the payment of any Tax liabilities, net of any Tax benefits, with respect to the conduct of the business of the Company prior to and up to the Effective Time.

     SECTION 6.3. INDEMNIFICATION RELATED TO ACCOUNTS RECEIVABLE. Should the Company Stockholders indemnify AMPAM for a breach of the representation and warranty contained in Section 3.8 related to collectibility of accounts receivable, AMPAM shall pay to the Company Stockholders any net amounts after attorney fees that are received by the Surviving Corporation or AMPAM after the Company Stockholders make such indemnification payments with respect to accounts receivable outstanding on the Company Unaudited Balance Sheet Date. The Company Stockholders may pursue the collection of such accounts receivable at their own cost and for their own account if the Board of Directors of the Surviving Corporation elects not to pursue the collection of such accounts receivable.

     SECTION 6.4. INDEMNIFICATION BY AMPAM. AMPAM covenants and agrees that it will indemnify, defend, protect and hold harmless the Company Stockholders (the "Stockholder Indemnitees") at all times from and after the date of this Agreement from and against all claims, Damages, losses, liabilities (joint or several), obligations, penalties, defenses, actions, lawsuits, proceedings, judgments, demands, assessments, adjustments, costs, and expenses (including specifically, but without limitation, fees, disbursements, and expenses of attorneys, accountants, other professional advisors and of expert witnesses and costs of investigation and preparation), as they are incurred, directly or indirectly resulting from, relating to or arising out of:

               (i) any breach of or any inaccuracy in, or any claim by a third party which, if true, would constitute a breach or inaccuracy in, any representation or warranty of AMPAM set forth herein or in the Schedules or certificates delivered in connection herewith;

               (ii) any breach or non-performance, partial or total, by AMPAM of any covenant or agreement of AMPAM (or any Affiliate or subsidiary thereof) contained in this Agreement; or

               (iii) any liability under the 1933 Act or any Federal or state securities law or regulation, at common law or otherwise, arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in the PPM, or any amendment of or supplement to the PPM, or arising out of or based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 6.5. INDEMNIFICATION PROCEEDINGS. Promptly after a party indemnified pursuant to this Article VI ("Indemnitee") has received notice of or has Knowledge of any claim by a person not a party to this Agreement ("third party") or the commencement of any action or proceeding by a third party, the Indemnitee shall promptly, and in any event within 60 days of the assertion of any claim or the discovery of any fact upon which Indemnitee intends to base a claim for indemnification under this Agreement ("Indemnitee Claim"), as a condition precedent to the Indemnitee Claim, give written notice to the party or parties from whom indemnification is sought ("Indemnitor") of such claim by the third party. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. If the Indemnitor does not object in writing to such indemnification claim within 30 days after receiving notice thereof, the Indemnitee shall be entitled to recover promptly from the Indemnitor the amount of such claim (but such recovery shall not limit the amount of any additional indemnification to which the Indemnitee may be entitled pursuant to Section 6.1 or 6.3, as the case may be), and no later objection by the Indemnitor shall be permitted. If the Indemnitor agrees that he, she or it has an indemnification obligation but objects that he, she or it is obligated to pay only a lesser amount, the Indemnitee shall nevertheless be entitled to recover promptly from the Indemnitor the lesser amount, without prejudice to the Indemnitee's claim for the difference. In the event of any Indemnitee Claim, Indemnitor, at its option, shall have the right to defend or settle, at its own expense and by its own counsel, any such matter so long as the Indemnitor pursues the same in good faith and diligently. If the Indemnitor undertakes to defend or settle, it shall promptly notify the Indemnitee of its intention to do so, within the Indemnitor's 30-day objection period set forth above, and the Indemnitee shall cooperate with the Indemnitor and its counsel in the defense thereof and in any settlement thereof. Notwithstanding the foregoing, the Indemnitee shall have the right to participate in any matter through counsel of its own choosing at Indemnitor's own expense; provided that the Indemnitor's counsel shall always be lead counsel and shall determine all litigation and settlement steps, strategy and the like. Except as set forth in the preceding sentence, after the Indemnitor has notified the Indemnitee of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnitor diligently pursues such defense, the Indemnitor shall not be liable for any additional legal expenses incurred by the Indemnitee in connection with any defense or settlement of such asserted liability, except to the extent such participation is requested by the Indemnitor, in which event the Indemnitee shall be reimbursed by the Indemnitor for reasonable additional legal expenses, out-of-pocket expenses and allocable share of employee compensation incurred in connection with such participation for any employee whose participation is so requested. If the Indemnitor desires to accept a final and complete settlement of any such third party claim and the Indemnitee refuses to consent to any such settlement which contains a complete and irrevocable release of Indemnitee of all current and future claims related to or arising out of the matter in dispute, then the Indemnitor's liability under this Section with respect to such third party claim shall be limited to the amount so offered in settlement by said third party. If the Indemnitor does not undertake to defend such matter to which the Indemnitee is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnitee may undertake such defense through counsel of its choice, at the cost and expense of the Indemnitor, and the Indemnitee may settle such matter, without the consent of the Indemnitor, and the Indemnitor shall immediately reimburse the Indemnitee for the amount paid in such settlement and any other liabilities or expenses incurred (including all legal fees and expenses) by the Indemnitee in connection therewith as such amounts, liabilities, expenses and fees are incurred. In the event that the Indemnitee does not elect to defend such matter to which the Indemnitee is entitled to indemnification hereunder, then any failure of the Indemnitee to defend or to participate in the defense of such matter, shall not relieve the Indemnitor of its obligations hereunder.

     SECTION 6.6. EXCLUSIVE REMEDY. The indemnification provided for in this
Article VI shall (except as prohibited by ERISA) be the exclusive remedy in any action seeking damages or any other form of monetary relief brought by any party to this Agreement against another party to this Agreement with respect to any provision of this Agreement, provided that, nothing herein shall be construed to limit the right of a party, in a proper case, to seek injunctive relief for a breach of this Agreement. AMPAM hereby waives, to the fullest extent permitted under applicable law, any and all other rights, claims and causes of action, known or unknown, it or any indemnified person may have against the Company or any of the Company Stockholders relating to this Agreement or the transactions pursuant to this Agreement arising under or based upon any Federal, state, local or foreign statute, law, rule, regulation or otherwise. Any indemnity payment under this Article VI shall be treated as an adjustment to the Merger Consideration for Tax purposes unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to the Indemnitee or any of its Affiliate causes any such payment not to be treated as an adjustment to the Merger Consideration for U.S. Federal income Tax purposes.

     SECTION 6.7. LIMITATIONS ON INDEMNIFICATION. (a) AMPAM shall not assert any claim for indemnification under this Article VI against the Company Stockholders until such time as, and solely to the extent that, the aggregate of all claims which AMPAM may have against the Company

Stockholders shall exceed 3.0% of the Merger Consideration (the "Indemnification Threshold"). The Company Stockholders shall not assert any claim for indemnification hereunder against AMPAM until such time as, and solely to the extent that, the aggregate of all claims which Company Stockholders may have against AMPAM shall exceed the Indemnification Threshold; provided, however, that this sentence shall not be applicable with respect of any failure by AMPAM to comply with its obligations pursuant to Section 1.2, Section 1.3 and Section
5.6. After the Indemnification Threshold has been met, all claims must be made in $10,000 increments, which claims may be cumulated in order to meet such $10,000 thresholds.

     (b) No person shall be entitled to indemnification under this Article VI if and to the extent that such person's claim for indemnification is directly or indirectly related to a breach by such person of any representation, warranty, covenant or other agreement set forth in this Agreement. No claim for indemnification against the Company Stockholders shall limit, diminish or change any obligation of AMPAM pursuant to Section 5.6 hereof.

     (c) Notwithstanding any other term of this Agreement, no Company Stockholder shall be liable under this Article VI for an amount which exceeds eighty-five percent (85%) of the amount of proceeds received by such Company Stockholder (valued as of the Closing) in connection with the purchase and sale of the Company Stock.

     (d) A Company Stockholder may pay any indemnification obligation under
Article VI by means of the payment of cash or a combination of the payment of cash and the delivery to AMPAM of shares of AMPAM stock; provided that AMPAM shall have the right to reduce pro rata the number of shares of each Company Stockholder included in the payment of such indemnification obligation to the extent that inclusion of such shares would, in the written opinion of tax counsel to AMPAM or its independent auditors, cause the transactions contemplated hereby to fail as a 368 Reorganization. For the purpose of crediting Company Stockholders for payments made to AMPAM by means of delivery of shares of AMPAM stock, the AMPAM stock shall be valued at $13.00 per share.

     (e) In determining the amount of any loss, liability or expense for which any party is entitled to indemnification under this Agreement, the gross amount thereof will be reduced by any correlative insurance proceeds or other third party indemnity or reimbursement proceeds realized or to be realized by any party for such loss, liability or expense (or, in the case of AMPAM, by AMPAM, Acquisition or any subsidiary of AMPAM or Acquisition) and such correlative insurance proceeds or other third party indemnity or reimbursement proceeds shall be net of any insurance premium or other incremental cost or expense owed or payable to any third party which becomes due as a result of such claim. AMPAM shall use commercially reasonable efforts to pursue any available insurance coverage or other rights of indemnity or reimbursement from third parties with respect to any such loss, liability or expense.

     SECTION 6.8. INDEMNIFICATION IF NEGLIGENCE OF INDEMNITEE. The indemnification provided in this Article VI shall be applicable whether or not negligence of the Indemnitee is alleged or proven.

     SECTION 6.9. NO THIRD PARTY BENEFICIARIES. The foregoing indemnification is given solely for the purpose of protecting the AMPAM Indemnitees and the Stockholder Indemnitees and shall not be deemed extended to, or interpreted in a manner to confer any benefit, right, or cause of action upon, any other Person.


                                   ARTICLE VII

                            NONCOMPETITION COVENANTS

     SECTION 7.1. PROHIBITED ACTIVITIES. Except as otherwise provided in the Employment Agreements, the Company Stockholders will not, during the term of their employment with the Surviving Corporation and for a period of two (2) years immediately following the termination of a Stockholder's employment with the Surviving Corporation or AMPAM, directly or indirectly, for themselves or on behalf of or in conjunction with any Person:

     (a) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial or advisory capacity, whether as an employee, independent contractor, consultant, or advisor, or as a sales representative, whether paid or unpaid, in any plumbing, piping, mechanical, heating, ventilation or air conditioning contracting, installation or services business directly related thereto (such business and operations referred to herein as the "Plumbing and Mechanical Business"), in direct competition with AMPAM or any of its subsidiaries within 100 miles of where AMPAM or any of its subsidiaries conducts business, including any territory serviced by AMPAM or any of its subsidiaries (which subsidiaries, for purposes of this Article VII shall include, without limitation, the Surviving Corporation) (the "Territory");

     (b) call upon any Person who is, at that time, within the Territory, an employee of AMPAM or any of its subsidiaries for the purpose or with the intent of enticing such employee away from or out of the employ of AMPAM or any of its subsidiaries;

     (c) call upon any Person who is, at that time, or which has been, within one (1) year prior to that time, a customer of AMPAM or any of its subsidiaries within the Territory for the purpose of soliciting customers, orders or contracts for any Plumbing and Mechanical Business within the Territory;

     (d) call upon any prospective acquisition candidate, on any Company Stockholder's own behalf or on behalf of any competitor of AMPAM or any of its subsidiaries, which candidate, to the Knowledge of such Stockholder after due inquiry, was called upon by AMPAM or any subsidiary thereof or for which AMPAM or any subsidiary thereof made an acquisition analysis, for the purpose of acquiring such entity; or

     (e) disclose customers, whether in existence or proposed, of AMPAM or any of its subsidiaries to any person, firm, partnership, corporation or business for any reason or purpose whatsoever except to the extent that AMPAM or any of its subsidiaries has in the past disclosed such information to the public, any person, firm partnership, corporation, business or other entity for valid business reasons.

         Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit any Company Stockholder from (i) acquiring as an investment not more than one percent (1%) of the capital stock of a company engaged in the Plumbing and Mechanical Business whose stock is publicly traded on a national securities exchange, the NASDAQ Stock Market or an over-the-counter or similar market, (ii) acquiring as an investment not more than one percent (1%) of the capital stock of a competing business whose stock is not publicly traded if the AMPAM Board of Directors consents to such acquisition, or (iii) engaging in activities, directly or indirectly, related to owning, leasing, developing, or selling real estate. Any ownership interest in any business which is in competition with AMPAM or any of its subsidiaries shall immediately be disclosed to the AMPAM Board of Directors.

     SECTION 7.2. EQUITABLE RELIEF. Because of the difficulty of measuring economic losses to AMPAM as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to AMPAM for which it would have no other adequate remedy, each Company Stockholder agrees that the foregoing covenants may be enforced by AMPAM by injunctions, restraining orders, and other equitable actions and agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or any other equitable relief.

     SECTION 7.3. REASONABLE RESTRAINT. It is agreed by the parties hereto that the foregoing covenants in this Article VII impose a reasonable restraint on the Company Stockholders in light of the activities and business of AMPAM and its subsidiaries on the date of the execution of this Agreement and the current plans of AMPAM and its subsidiaries; but it is also the intent of AMPAM and the Company Stockholders that such covenants be construed and enforced in accordance with the changing activities, business, and locations of AMPAM and its subsidiaries throughout the term of this covenant whether before or after the Effective Time, unless the Company Stockholder was conducting such new business prior to AMPAM or any of its subsidiaries conducting such new business. For example, if, subsequent to the Effective Time or during the term of the Company Stockholder's employment with the Surviving Corporation, as applicable, AMPAM or one of its subsidiaries engages in new and different activities, enters a new business, or establishes new locations for its current or new activities or business in addition to or other than the activities or business it is currently conducting in the locations currently established therefor, then the Company Stockholders will be precluded from soliciting the customers or employees of such new activities or business or from such new location and from directly competing with such new activities or business within 100 miles of where such new activities, business or locations are conducted, unless the Company Stockholder was conducting such new activities or business prior to AMPAM or any of its subsidiaries conducting such new activities or business.

     SECTION 7.4. SEVERABILITY; REFORMATION. The covenants in this Article VII are severable and separate, and the unenforceability of any specific covenant shall not affect the continuing validity and enforceability of any other covenant. In the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth in this Article VII are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and this Agreement shall thereby be reformed.

     SECTION 7.5. MATERIAL AND INDEPENDENT COVENANT. The Company Stockholders acknowledge that their agreements with the covenants set forth in this Article VII are material conditions to AMPAM's agreement to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All of the covenants in this Article VII shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Company Stockholder against AMPAM or one of its subsidiaries, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by AMPAM of such covenants. It is specifically agreed that the two (2) year period during which the agreements and covenants of each Company Stockholder made in this Article VII shall survive shall be computed by excluding from such computation any time during which such Company Stockholder is in violation of any provision of this Article VII. The covenants contained in this Article VII shall not be affected by any breach of any other provision hereof by any party hereto.

     SECTION 7.6. MATERIALITY. The Company and the Company Stockholders hereby agree that this covenant is a material and substantial part of this transaction.

                                  ARTICLE VIII

                APPLICABLE SECURITIES LAWS/TRANSFER RESTRICTIONS

     SECTION 8.1. COMPANY STOCKHOLDERS' REPRESENTATIONS AND WARRANTIES CONCERNING SECURITIES. As of the date hereof and as of the Effective Time, the Company Stockholders hereby make the following representations and warranties to and for the benefit of AMPAM: (i) that the Company Stockholders have been provided with copies of the PPM and have been provided as much time and opportunity as they deemed appropriate to review and study such PPM, and to consult with AMPAM regarding the merits and risks of the transactions contemplated by this Agreement; (ii) that the Company Stockholders have had adequate opportunity to ask questions of and receive answers from the officers of AMPAM pertaining to the purchase of the AMPAM Common Stock pursuant to the Merger, and (iii) all such questions have been answered to the satisfaction of the Company Stockholders.

     SECTION 8.2. TRANSFER RESTRICTIONS RELATING TO AMPAM COMMON STOCK. For a period of two years from the Effective Time or, in the event that AMPAM completes an IPO (as defined in Section 12.15), for a period through the second anniversary of the date of the closing of such IPO (the "Restricted Period"), no Stockholder shall (i) sell, assign, exchange, transfer, pledge, or otherwise dispose of any shares of AMPAM Common Stock received by the Stockholder pursuant to this Agreement or any securities convertible into, exchangeable or exercisable for any shares of AMPAM Common Stock received by such Stockholder pursuant to this Agreement, (ii) grant any option to purchase, or otherwise enter into any contract to sell, assign, transfer, pledge or otherwise dispose of, any shares of AMPAM Common Stock received by such Stockholder pursuant to this Agreement, or (iii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the AMPAM Common Stock, whether any such swap or transaction is to be settled by delivery of shares of AMPAM Common Stock or other securities, by the delivery or payment of cash or otherwise, except, in the case of clauses (i), (ii) or (iii) above, (A) as otherwise agreed by AMPAM,
(B) for the sale of shares of AMPAM stock, and entering into agreements relating to the sale of shares of AMPAM stock, pursuant to Section 11 hereof, (C) for transfers to (I) immediate family members of such Stockholder who agree with AMPAM in writing to be bound by the restrictions set forth in this Section 8.2,
(II) trusts, limited partnerships or other estate planning entities for the benefit of such Stockholder or family members of such Stockholder which have agreed with AMPAM in writing, through action taken by the trustees, partners or other persons having authority to bind the trust, limited partnership or other estate planning entity, to be bound by the restrictions set forth in this
Section 8.2, (III) any charitable organization that qualifies for receipt of charitable contributions under Section 170(c) of the Code which agrees with AMPAM in writing to be bound by the restrictions set forth in this Section 8.2. or (D) pursuant to Article IX hereof, the sale by such Stockholder in an IPO of shares of AMPAM stock representing not more than 10% of such Stockholder's pro rata share of the cash portion of the Adjusted or Readjusted (as appropriate) Merger Consideration; provided, however, that AMPAM shall have the right to reduce pro rata the number of shares of each selling Company Stockholder included in such IPO to the extent that inclusion of such shares would, in the opinion of tax counsel to AMPAM or its independent auditors, cause the transactions contemplated hereby to fail as a 368 Reorganization; and provided further, if AMPAM is advised in writing in good faith by any managing underwriter of an unwritten offering of the securities being offered pursuant to any registration statement under
Article IX that the number of shares to be sold by persons other than AMPAM is greater than the number of such shares which can be offered without adversely affecting the success of the offering, AMPAM may reduce pro rata (among all AMPAM stockholders and all other security holders in the offering the number of shares offered for the accounts of such persons (based on the number of shares held by such person) to a number deemed satisfactory by such managing underwriter. During this restricted period, the certificates evidencing the AMPAM Common Stock delivered to the Stockholders pursuant to this Agreement will bear a legend substantially in the form set forth below:

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO THE TERMS OF THE AGREEMENT AND PLAN OF MERGER PURSUANT TO WHICH SUCH SHARES WERE ISSUED, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, PLEDGE OR OTHER DISPOSITION PRIOR TO EXPIRATION OF THE RESTRICTED PERIOD REFERRED TO IN THE AGREEMENT AND PLAN OF MERGER EXCEPT IN ACCORDANCE WITH THE TERMS OF SUCH AGREEMENT. SUCH RESTRICTIONS ON TRANSFER ARE SET FORTH IN AN AGREEMENT AND PLAN OF MERGER, A COPY OF WHICH IS MAINTAINED AT THE PRINCIPAL OFFICES OF THE ISSUER. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE.


                                   ARTICLE IX

                               REGISTRATION RIGHTS

     SECTION 9.1. PIGGYBACK REGISTRATION RIGHTS. Whenever AMPAM proposes to register any AMPAM stock for its own or other's account under the 1933 Act for a public offering, other than (i) any shelf or other registration of shares to be used as consideration for acquisitions of additional businesses by AMPAM and
(ii) registrations relating to employee benefit plans, AMPAM shall give each of the Company Stockholders prompt written notice of its intent to do so. Upon the written request of any of the Company Stockholders given within 15 calendar days after receipt of such notice, notwithstanding the provisions of Section 8 (except as specified below with respect to an IPO), AMPAM shall cause to be included in such registration all of the AMPAM stock issued to such Company Stockholders pursuant to this Agreement (including any stock issued as or issuable upon the conversion or exchange of any convertible security, warrant, right or other security which is issued by AMPAM as a stock split, dividend or other distribution with respect to, or in exchange for, or in replacement of such AMPAM stock) which any such Company Stockholder requests, other than shares of AMPAM stock which may then be immediately sold under Rule 144(k) (or any similar or successor provision) promulgated under the 1933 Act, and other than shares of AMPAM stock that have been theretofore sold by the Company Stockholder in accordance with the 1933 Act, provided that AMPAM shall have the right to reduce pro rata the number of shares of each selling Company Stockholder included in such registration to the extent that inclusion of such shares would, in the written opinion of tax counsel to AMPAM or its independent auditors, cause the transactions contemplated hereby to fail as a 368 Reorganization; provided, however, that with respect to a proposal by AMPAM to register AMPAM stock under the 1933 Act in connection with an IPO, no Company Stockholder shall be permitted pursuant to this Section 9.1 to have included in such registration more shares of AMPAM stock than permitted to be sold by such Company Stockholder pursuant to Section 8. In addition, if AMPAM is advised in writing in good faith by any managing underwriter of an underwritten offering of the securities being offered pursuant to any registration statement under this Section 9.1 that the number of shares to be sold by persons other than AMPAM is greater than the number of such shares which can be offered without adversely affecting the success of the offering, AMPAM may reduce pro rata (among the Company Stockholders and all other selling security holders in the offering) the number of shares offered for the accounts of such persons (based upon the number of shares held by such person) to a number deemed satisfactory by such managing underwriter. If any Company Stockholder disapproves of the terms of the underwriting, that Company Stockholder may elect to withdraw therefrom by written notice to AMPAM and the managing underwriter. That Company Stockholder's shares of AMPAM stock so withdrawn shall also be withdrawn from registration; provided, however, that, if by the withdrawal of such shares a greater number of shares of AMPAM stock held by other Company Stockholders may be included in such registration, then AMPAM shall offer to all other stockholders of AMPAM the right to include additional shares in the same proportion used in effecting the above limitations. AMPAM shall not, for a period of two years following the Closing, grant to any other person any rights to cause AMPAM to register any securities in priority over, or in precedent to, the rights granted to the Company Stockholders hereunder. Notwithstanding anything in this Agreement to the contrary, if AMPAM has entered or enters into any agreement with any Person providing for rights to register shares of AMPAM stock under the 1933 Act and such rights are more favorable (as determined by the Company Stockholder's in their sole discretion) than the rights set forth in Section 9, then AMPAM acknowledges and agrees that the Company Stockholders shall have the right to elect to have those more favorable terms apply in lieu of any less favorable terms contained in Section 9 of this Agreement.

     SECTION 9.2. REGISTRATION PROCEDURE. Whenever AMPAM is required to register shares of AMPAM stock pursuant to Section 9.1, AMPAM will, as expeditiously as possible: (i) Prepare and file with the SEC a registration statement with respect to such shares and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements or term sheets thereto, AMPAM will furnish a representative of the Company Stockholders with copies of all such documents proposed to be filed) as promptly as practical; (ii) Notify the Company Stockholders of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered; (iii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 120 days, cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act; and comply with the provisions of the 1933 Act applicable to it with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to the prospectus; (iv) Furnish to each Company Stockholder who so requests such number of copies of such registration statement, each amendment and supplement thereto and the prospectus included in such registration statement (including each preliminary prospectus and any term sheet associated therewith), and such other documents as such Company Stockholder may reasonably request in order to facilitate the disposition of the relevant shares; (v) Make "generally available to its security holders" (within the meaning of Rule 158) an earnings statement satisfying the provisions of
Section 11(a) of the 1933 Act and Rule 158 thereunder no later than 90 days after the end of the 12-month period beginning with the first day of AMPAM's first fiscal quarter commencing after the effective date of the registration statement; (vi) Make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment; (vii) If requested by the managing underwriter or underwriters, if any, or any participating Company Stockholder, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters or any participating Company Stockholder, as the case may be, reasonably requests to be included therein, including, without limitation, information with respect to the number of shares of AMPAM stock being sold by participating Stockholders to any underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of an underwritten offering of the shares of AMPAM stock to be sold in such offering, and promptly make all required filings of such prospectus by supplement or post-effective amendment;
(viii) Make available for inspection by participating Company Stockholders, any underwriter participating in any disposition pursuant to such registration statement, and the counsel retained by the participating Company Stockholders, counsel for the underwriters and any accountant or other agent retained by participating Company Stockholders or any such underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of AMPAM (the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause AMPAM's officers, directors and employees to supply all information reasonably requested by any such Inspectors in connection with such registration statement; provided, that records which AMPAM determines, in good faith, to be confidential and which AMPAM notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after delivery of sufficient notice to AMPAM to enable AMPAM to contest such subpoena or order;
(ix) Take all other steps reasonably necessary to effect the registration of the shares of AMPAM stock contemplated hereby; (x) Use its best efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Company Stockholders, and to keep such registration or qualification effective during the period such registration statement is required to be kept effective, provided that AMPAM shall not be required to become subject to taxation, to qualify generally to do business or to file a general consent to service of process in any such states or jurisdictions; (xi) Cause all such shares of AMPAM stock to be listed or included not later than the date of the first sale of shares of AMPAM stock under such registration statement on any securities exchanges or trading systems on which similar securities issued by AMPAM are then listed or included; and (xii) Notify each Company Stockholder at any time when a prospectus relating thereto is required to be delivered under the 1933 Act within the period that AMPAM is required to keep the registration statement effective of the happening of any event as a result of which the prospectus included in such registration statement (as then in effect), together with any associated term sheet, contains an untrue statement of a material fact or omits to state any fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, and, at the request of such Company Stockholder, AMPAM promptly will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the covered shares, such prospectus will not contain an untrue statement of material fact or omit to state any fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading. All expenses incurred in connection with the registration under this Article 9 and compliance with securities and blue sky laws (including all registration, filing, listing, escrow agent, qualification, legal, printer and accounting fees, but excluding underwriting commissions and discounts), shall be borne by AMPAM.

     SECTION 9.3. INDEMNIFICATION.

         (a) In connection with any registration under Section 9.1, AMPAM shall indemnify, to the extent permitted by law, each selling Company Stockholder (an "Indemnified Party") against all losses, claims, damages, liabilities and expenses arising out of or resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any registration statement, prospectus or preliminary prospectus or associated term sheet or any omission or alleged omission to state or incorporated by reference therein a material fact required to be stated or incorporated by reference therein or necessary to make the statements therein not misleading except insofar as the same are caused by or contained in or omitted from any information furnished in writing to AMPAM by such Indemnified Party expressly for use therein or by any Indemnified Parties' failure to deliver a copy of the registration statement or prospectus or any amendment or supplements thereto after AMPAM has furnished such Indemnified Party with a sufficient number of copies of the same.

         (b) In connection with any registration under Section 9.1, each selling Company Stockholder shall furnish to AMPAM in writing such information concerning the Company Stockholder and his or her proposed offering of shares as is reasonably requested by AMPAM for use in any such registration statement or prospectus and will indemnify, to the extent permitted by law, AMPAM, its directors and officers and each person who controls AMPAM (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission to state therein a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue or alleged untrue statement or omission or alleged omission is contained in or omitted from information so furnished in writing to AMPAM by such Company Stockholder expressly for use in the registration statement. Notwithstanding the foregoing, the liability of a Company Stockholder under this Section 9.3 shall be limited to an amount equal to the net proceeds actually received by such Company Stockholder from the sale of the relevant shares covered by the registration statement.

         (c) Any person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified parties' reasonable judgment, a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Any failure to give prompt notice shall deprive a party of its right to indemnification hereunder only to the extent that such failure shall have adversely affected the indemnifying party. If the defense of any claim is assumed, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent shall not be unreasonably withheld). An indemnifying party that is not entitled or elects not to assume the defense of a claim, will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

     SECTION 9.4. UNDERWRITING AGREEMENT. In connection with each registration pursuant to Section 9.1 covering an underwritten registered offering, (i) each participating Company Stockholder shall execute and deliver to AMPAM a written power of attorney instrument that (A) appoints an officer of AMPAM as such Company Stockholder's attorney-in-fact for purposes of executing and delivering an underwriting agreement among AMPAM, the underwriters named therein and such Company Stockholder specifying the terms and conditions applicable to the sale of AMPAM stock of such Company Stockholder in such offering and (B) otherwise is in such form and containing such provisions as are customary in the securities business for such an arrangement in connection with an underwritten registered offering in which one or more stockholders of the issuer are participants, including a provision that authorizes the attorney-in-fact appointed by such Company Stockholder to execute and deliver such an underwriting agreement in the event that the net price per share to be received by such Company Stockholder from the sale of the shares of AMPAM stock to be sold in such offering is not less than a price specified in such instrument and (iii) AMPAM and each participating Company Stockholder agree to enter into a written agreement with the managing underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement between such managing underwriters and companies of AMPAM's size and investment stature, including indemnification; provided, however, that (A) such Company Stockholder shall be exempt and excluded from any indemnification of the managing underwriters other than with respect to information provided by such Company Stockholder with respect to such Company Stockholder to AMPAM or the managing underwriters specifically for inclusion in any such registration statement and (B) such Company Stockholder shall not be obligated to enter into such an underwriting agreement in the event that the net price per share to be received by such Company Stockholder from the sale of shares of AMPAM stock to be sold in such offering is less than the floor price specified in the power of attorney instrument executed and delivered to AMPAM pursuant to clause (i) above.

     SECTION 9.5. TRANSFER OF RIGHTS. The right to cause AMPAM to register shares of AMPAM Common Stock under this Agreement may be assigned to a transferee or assignee of AMPAM Common Stock of any Company Stockholder to the extent that such transferee or assignee is a member of the immediate family of a Company Stockholder, a trust, limited partnership or other estate planning entity for the benefit of any such persons or a charitable organization that qualifies for receipt of charitable contributions under Section 170(c) of the Code.

     SECTION 9.6. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of AMPAM Common Stock to the public without registration, following an IPO AMPAM agrees to use its reasonable efforts, from and after the completion of an IPO, to: (i) make and keep public information regarding AMPAM available as those terms are understood and defined in Rule 144 under the 1933 Act beginning 90 days following the effective date of a registration statement relating to an IPO; (ii) file with the SEC in a timely manner all reports and other documents required of AMPAM under the 1933 Act and the 1934 Act at any time after it has become subject to such reporting requirements; and (iii) so long as a Company Stockholder owns any restricted AMPAM stock, furnish to each Company Stockholder forthwith upon written request a written statement by AMPAM as to its compliance with the current public information requirements of Rule 144 (at any time from and after 90 days following the effective date of a registration statement relating to an IPO), and of the 1933 Act and the 1934 Act (any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of AMPAM, and such other reports and documents so filed as a Company Stockholder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Company Stockholder to sell any such shares without registration.

                                    ARTICLE X

                    NONDISCLOSURE OF CONFIDENTIAL INFORMATION

     SECTION 10.1. GENERAL. The Company Stockholders recognize and acknowledge that they had in the past, currently have, and in the future may possibly have, access to certain confidential information of the Company or the Surviving Corporation, such as lists of customers or employees, operational policies, and pricing and cost policies that are valuable, special, and unique assets of the Company and will be valuable, special, and unique assets of the Surviving Corporation. The Company Stockholders agree that they will not disclose such confidential information to any Person for any purpose or reason whatsoever, except (a) to authorized representatives of AMPAM, (b) following the Closing, such information may be disclosed by the Company Stockholders as is required in the course of performing their duties for AMPAM or the Surviving Corporation and
(c) to their counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 10.1; provided, however that the foregoing disclosure prohibition shall not apply in the event that (i) such information becomes known to the public generally through no fault of the Company Stockholders, (ii) disclosure is required by law or the order of any Governmental Authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), the Company Stockholders shall, if possible, give prior written notice thereof to AMPAM and provide AMPAM with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by any of the Company Stockholders of the provisions of this Section, AMPAM shall be entitled to an injunction restraining the Company Stockholders from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting AMPAM from pursuing any other available remedy for such breach or threatened breach, including the recovery of Damages. In the event the transactions contemplated by this Agreement are not consummated, the Company Stockholders shall have none of the above-mentioned restrictions on their ability to disseminate confidential information with respect to the Company.

     SECTION 10.2. EQUITABLE RELIEF. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused for which the Company, the Surviving Corporation, and/or AMPAM would have no other adequate remedy, the Company Stockholders agree that the foregoing covenants may be enforced against them by injunctions, restraining orders, and other equitable actions and agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or any other equitable relief.

     SECTION 10.3. NON-PUBLIC INFORMATION. The Company Stockholders hereby acknowledge that if they become aware of "material non-public information" (as defined under applicable securities laws) regarding AMPAM, that they will be required, under applicable securities laws, to refrain from trading in AMPAM securities or disclosing any such information while such information is non-public. The Company Stockholders further agree to communicate such requirement to all personnel of the Company, the Surviving Corporation or others, having Knowledge of such "material non-public information" regarding AMPAM.

     SECTION 10.4. SURVIVAL. The obligations of the parties under this Article X shall survive the termination or Closing, as the case may be, of this Agreement for a period of five years.

     SECTION 10.5. RETURN OF INFORMATION. If the transactions contemplated by this Agreement are not consummated, each of AMPAM and the Company Stockholders will return all confidential information regarding the other and the terms and conditions of the Confidentiality.

                                   ARTICLE XI

                            REDEMPTION OF AMPAM STOCK

     SECTION 11.1. REDEMPTION TRIGGER. In the event that, within three years of the Effective Time, (i) AMPAM has not consummated an IPO and (ii) any Company Stockholder has not received cash (including proceeds from the public or private sale of AMPAM Stock received as consideration hereunder) equal to or exceeding 50% of the Adjusted or Readjusted (as appropriate) Merger Consideration received by each Company Stockholder, such Company Stockholder shall have the right (the "Put Right"), but not the obligation, commencing on the third anniversary of the Effective Time to require AMPAM to purchase a number of shares of AMPAM Common Stock then owned by such Company Stockholder, subject to Section 11.2 below. The purchase price for such redemption shall be $13.00 per share, such price to be subject to appropriate adjustment to reflect any reclassification, stock dividend, subdivision, split-up or combination of shares of AMPAM Common Stock after the Effective Time.

     SECTION 11.2. MINIMUM REDEMPTION; LIMITATIONS. If the events specified in
Section 11.1(i) and Section 11.1(ii), with Section 11.1(ii) being determined on an individual Company Stockholder basis, have not occurred within the time specified, AMPAM shall be obligated, pursuant to the Put Right, to purchase annually from each eligible Company Stockholder no less than 10% of the AMPAM Common Stock held by such Company Stockholder; provided, however, that the Company Stockholders shall not be entitled to exercise their Put Rights if and to the extent that (i) the Surviving Corporation has not achieved $6,000,000 of adjusted earnings before interest, taxes, depreciation and amortization before corporate allocations for charges and credits ("Adjusted EBITDA") for the year preceding the year in which a Company Stockholder seeks to exercise his Put Right, or (ii) the exercise of the Put Rights would, in the written opinion of tax counsel to AMPAM or its independent auditors cause the transactions contemplated hereby to fail as a 368 Reorganization. If AMPAM and the Company Stockholders disagree on the amount of Adjusted EBITDA for the preceding year, such determination of Adjusted EBITDA will be made by an independent accounting firm and its determination will be final and binding on all parties. The redemptions will be funded by internal cash flows or alternative financing arrangements but AMPAM's obligation to make any redemption pursuant to this
Article XI will be subject to the covenants and restrictions contained in AMPAM's private or public debt or equity instruments then in existence.

     SECTION 11.3. NOTICE; EXERCISE. The Company Stockholders may exercise their Put Right by giving written notice (the "Put Notice") to AMPAM within thirty
(30) days after the third anniversary of the Effective Time. If any Company Stockholder does not provide AMPAM with a Put Notice within such thirty-day period, the Put Right applicable to such Company Stockholder shall expire. The date for closing the sale of any shares of AMPAM Common Stock pursuant to a proper exercise of a Put Right shall in no event be earlier than 90 days after the date AMPAM receives the Put Notice. Any such closing shall be at such time of day and place as shall be mutually agreed between such holder and AMPAM. At such closing, AMPAM shall make payment for the AMPAM Common Stock to be repurchased by wire transfer of immediately available funds to a bank account designated by such Company Stockholder for such purpose and such Company Stockholder shall deliver to AMPAM certificates, duly endorsed for transfer, representing the shares of AMPAM Common Stock to be purchased and sold pursuant to the exercise of such Put Right.

     SECTION 11.4. TERMINATION OF REDEMPTION OBLIGATION. Put Rights with respect to any individual Company Stockholder will terminate upon receipt by such Company Stockholder of 50% of the value of his or her Adjusted or Readjusted (as appropriate) Merger Consideration in cash. Notwithstanding the foregoing, all of AMPAM's redemption obligations contained in this Article XI shall terminate on the earlier to occur of (i) an IPO, (ii) any sale of all or substantially all of AMPAM's assets in one transaction or series of transactions, (iii) any merger or consolidation which involves AMPAM and in which AMPAM is not the surviving entity or (iv) any transaction after which the shares of AMPAM Common Stock, if any, which are then held by persons other than the holders of AMPAM Common Stock as of the Effective Time constitute 50% or more of AMPAM Common Stock outstanding as of the date of the consummation of such transaction.


                                   ARTICLE XII

                                  MISCELLANEOUS

     SECTION 12.1. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without reference to the choice of law principles thereof.

     SECTION 12.2. ENTIRE AGREEMENT. This Agreement, together with the Schedules and Exhibits hereto, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no agreements, understandings, representations, or warranties between the parties other than those set forth or referred to herein.

     SECTION 12.3. NOTICES. All notices hereunder shall be sufficient upon receipt for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax, or other electronic transmission service to the appropriate address or number as set forth below.

         If to AMPAM or Acquisition, to:

               American Plumbing & Mechanical, Inc.
               1950 Louis Henna Blvd.
               Round Rock, Texas  78664
               Attention: Carl Wimberley

               Fax Number:  (512) 246-5290

         if to the Company or the Company Stockholders, to:

               Lindy Dennis Industries, Inc.
               1740 Delilah Street
               Corona, California  92879
               Attention: Lloyd C. Smith
               Fax Number:  (909) 817-0217

     SECTION 12.4. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party may assign, delegate, or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except AMPAM or Acquisition may transfer or assign, in whole or from time to time in part, to one or more of their Affiliates, the right to enter into the transactions contemplated by this Agreement, but any such transfer or assignment will not relieve AMPAM or Acquisition of its obligations hereunder. This Agreement is not intended to confer upon any Person not a party hereto any rights or remedies hereunder, and no Person other than the parties hereto or such Persons described above is entitled to rely on any representation, warranty, or covenant contained herein.

     SECTION 12.5. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and agreements of the parties made herein and at the time of the Closing or in writing delivered pursuant to the provisions of this Agreement shall survive the consummation of the transactions contemplated hereby and any examination on behalf of the parties until the respective Expiration Dates referred to herein with respect thereto or, if no Expiration Date is applicable with respect thereto, until the expiration of all applicable statute of limitations periods.

     SECTION 12.6. HEADINGS; DEFINITIONS. The Section and Article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

     SECTION 12.7. AMENDMENTS AND WAIVERS. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party hereto may, only by an instrument in writing, waive compliance by any other party hereto with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

     SECTION 12.8. CONSTRUCTION OF CERTAIN PROVISIONS. It is understood and agreed that the specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Schedules or Exhibits is not intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and no party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Schedules in any dispute or controversy between the parties as to whether any obligation, item, or matter not described herein or included in a Schedule or Exhibit is or is not material for purposes of this Agreement. It is agreed that neither party shall allege that a provision of this Agreement shall be construed against a party because such party drafted such provision.

     SECTION 12.9. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

     SECTION 12.10. JURISDICTION. Any legal action, suit, or proceeding in law or equity arising out of or relating to this Agreement and transactions contemplated by this Agreement may only be instituted in any state or federal court in Travis County, Austin, Texas, and each party agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that the action, suit, or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper or that this Agreement, or the subject matter hereof or thereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of any such court in any such action, suit, or proceeding. Any and all service of process and any other notice in any such action, suit, or proceeding shall be effective against any party if given by registered or certified mail, return receipt requested, or by any other means of mail which requires a signed receipt, postage prepaid, mailed to such party at the address listed in Section 12.3. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law.

     SECTION 12.11. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 12.12. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 12.13. COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. A telecopied facsimile of an executed counterpart of this Agreement shall be sufficient to evidence the binding agreement of each party to the terms hereof. However, each party agrees to promptly deliver to the other parties an original, duly executed counterpart of this Agreement.

     SECTION 12.14. MUTUAL INDEMNIFICATION AGAINST CLAIMS OF BROKERS. Each party agrees to indemnify the other against all loss, cost, Damages or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such party.

     SECTION 12.15. DEFINITIONS AND USAGE. For the purposes of this Agreement:

                  "368 Reorganization" shall have the meaning specified in
         Section 3.22.

                  "1933 Act" shall have the meaning specified in Section 3.5.

                  "1934 Act" shall have the meaning specified in Section 4.4.

                  "Acquisition" shall have the meaning specified in the introductory paragraph of this Agreement.

                  "Actions" shall mean any actions, suits, arbitrations, inquiries, proceedings or investigations by or before any Governmental Authority.

                  "Actual Indebtedness" shall mean the aggregate amount of Debt Obligations reflected on the Estimated or Final (as appropriate) Balance Sheet.

                  "Actual Working Capital" shall mean the aggregate amount of
         (a) all current assets reflected on the Estimated or Final (as appropriate) Balance Sheet less (b) all current liabilities reflected on the Estimated or Final (as appropriate) Date Balance Sheet (excluding short-term debt and the current portion of long-term debt to the extent the same is included in Actual Indebtedness).

                  "Adjusted EBITDA" shall have the meaning specified in Section 11.2.

                  "Adjusted Merger Consideration" shall have the meaning specified in Section 1.3(a).

                  "Adjustments" shall have the meaning specified in Section 1.3(a).

                  "Affiliate" or "affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

                  "Agreement" shall have the meaning specified in the introductory paragraph of this Agreement and Plan of Merger.

                  "AMPAM" shall have the meaning specified in the introductory paragraph of this Agreement.

                  "AMPAM Common Stock" shall have the meaning specified in
         Section 1.2(a).

                  "AMPAM Indemnitees" shall have the meaning specified in
         Section 6.1.

                  "AMPAM Material Adverse Change" shall mean a material adverse change in the business, operations, properties, assets or condition (financial or otherwise), of AMPAM taken as a whole.

                  "AMPAM Material Adverse Effect" shall mean any fact, circumstance, event, or condition which has or would have a materially adverse effect on the business, operations, properties, condition (financial or otherwise), assets, liabilities, results of operations or prospects of AMPAM and its subsidiaries, taken as a whole.

                  "AMPAM SEC Filings" shall have the meaning specified in
         Section 4.5(a).

                  "CERCLA" shall have the meaning specified in Section 3.18.

                  "Certificates" shall have the meaning specified in Section
         1.4.

                  "Certificate of Merger" shall have the meaning specified in
         Section 1.1(b).

                  "Closing" shall have the meaning specified in Section 1.1(d).

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

                  "Commitment" shall have the meaning specified in Section 3.2.

                  "Company" shall have the meaning specified in the introductory paragraph of this Agreement.

                  "Company Benefit Plans" shall have the meaning specified in
         Section 3.20(a).

                  "Company Common Stock" shall have the meaning specified in
         Section 1.2(a).

                  "Company Financial Statements" shall have the meaning specified in Section 3.6.

                  "Company Law" shall have the meaning specified in Section 1.1(a).

                  "Company Material Adverse Effect" shall mean any fact, circumstance, event, or condition which has or would have a materially adverse effect on the business, operations, properties, condition (financial or otherwise), assets, liabilities, results of operations or prospects of the Company, taken as a whole.

                  "Company Material Adverse Change" shall mean a material adverse change in the business, operations, properties, assets or condition (financial or otherwise), of the Company taken as a whole.

                  "Company Membership Interest" shall have the meaning specified in Section 1.2(a).

                  "Company Pension Plans" shall have the meaning specified in
         Section 3.20(a).

                  "Company Returns" shall mean all returns, declarations, reports, statements, and other documents required to be filed by the Company in respect of Taxes, and the term "Company Return" means any one of the foregoing Company Returns.

                  "Company Stock" shall have the meaning specified in Section 1.2(a).

                  "Company Stockholders" shall have the meaning specified in the introductory paragraph of this Agreement.

                  "Company Unaudited Balance Sheet Date" shall have the meaning specified in Section 3.7.

                  "Company Unaudited Financial Statements" shall have the meaning specified in Section 3.6.

                  "Company Welfare Plan" shall have the meaning specified in
         Section 3.20(a).

                  "Damages" shall have the meaning specified in Section 6.1.

                  "Debt Obligations" shall mean any contract, agreement, indenture, note or other instrument relating to the borrowing of money, any capitalized lease obligation, any obligation properly classified as indebtedness or debt under GAAP or any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for deposit or collection in the ordinary course of business) and shall specifically include any loans or advances to or from the Company Stockholders or their respective Affiliates.

                  "Delaware Law" shall have the meaning prescribed in Section 1.1(a).

                  "Department" shall have the meaning specified in Section 5.13.

                  "disposal" or "disposed" shall have the meaning specified in
         Section 3.18.

                  "Effective Time" shall have the meaning specified in Section 1.1(b).

                  "Employment Agreements" shall have the meaning specified in
         Section 1.7(a)(i).

                  "Environmental Laws" shall have the meaning specified in
         Section 3.18.

                  "ERISA" shall have the meaning specified in Section 3.20(a).

                  "Estimated Balance Sheet" shall have the meaning specified in
         Section 1.3(a).

                  "Expiration Date" shall have the meaning specified in Article III and Article IV.

                  "Final Balance Sheet" shall have the meaning specified in
         Section 1.3(b).

                  "FTC" shall have the meaning specified in Section 5.13.

                  "GAAP" shall have the meaning specified in Section 3.6.

                  "Governmental Authority" shall mean (a) the United States of America, (b) any state, county, municipality, or other governmental subdivision within the United States of America, and (c) any court or any governmental department, commission, board, bureau, agency, or other instrumentality of the United States of America or of any state, county, municipality, water rights, taxing, or zoning authority, or other governmental subdivision within the United States of America.

                  "Hart Scott Act" shall have the meaning specified in Section 5.13.

                  "Indemnification Threshold" shall have the meaning specified in Section 6.7.

                  "Indemnified Party" shall have the meaning specified in
         Section 9.3.

                  "Indemnitee" shall have the meaning specified in Section 6.5.

                  "Indemnitee Claim" shall have the meaning specified in Section 6.5.

                  "Indemnitor" shall have the meaning specified in Section 6.5.

                  "Inspectors" shall have the meaning specified in Section 9.2.

                  "IPO" shall mean an initial public offering of AMPAM stock.

                  "Knowledge" when used in relation to any Person shall mean the actual (but not constructive) knowledge of such Person or such Person's officers after reasonable inquiry.

                  "Leases" shall have the meaning specified in Section
         1.7(a)(x).

                  "Licenses" shall have the meaning specified in Section 3.11.

                  "Liens" shall mean all liens, mortgages, security interests, pledges, equities, claims, options, and other encumbrances of any kind.

                  "Merger" shall have the meaning specified in Section 1.1(a).

                  "Merger Consideration" shall have the meaning specified in
         Section 1.2(a).

                  "officer" means in the case of AMPAM and the Company, any executive officer of AMPAM or the Company, as applicable, within the meaning of Rule 3b-7 of the 1934 Act.

                  "Ordinary Course of Business" shall mean the ordinary course of business consistent with past customs and practice (including with respect to quantity and frequency).

                  "Person" shall mean an individual, partnership, corporation, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other legal entity of any kind.

                  "Plumbing and Mechanical Business" shall have the meaning specified in Section 7.1(a).

                  "PPM" shall have the meaning specified in Section 4.5(d).

                  "Put Notice" shall have the meaning specified in Section 11.3.

                  "Put Right" shall have the meaning specified in Section 11.1.

                  "Qualified Plans" shall have the meaning set forth in Section 3.20(b).

                  "RCRA" shall have the meaning specified in Section 3.18.

                  "Readjusted Merger Consideration" shall have the meaning specified in Section 1.3(b).

                  "Records" shall have the meaning specified in Section 9.2.

                  "release" shall have the meaning specified in Section 3.18.

                  "Restricted Period" shall have the meaning specified in
         Section 8.2.

                  "SEC" shall have the meaning specified in Section 4.5(a).

                  "State Certificates" shall have the meaning specified in
         Section 1.1(b).

                  "Stockholder Indemnitees" shall have the meaning specified in
         Section 6.4.

                  "subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at any time directly or indirectly owned by such Person.

                  "Surviving Corporation" shall have the meaning specified in
         Section 1.1(a).

                  "Target Working Capital" shall mean $5,500,000.

                  "Tax" or "Taxes" shall have the meaning specified in Section 3.19(a).

                  "Territory" shall have the meaning specified in Section
         7.1(a).

                  "third party" shall have the meaning specified in Section 6.5.

                  A reference in this Agreement to any statute shall be to such statute as amended from time to time, and the rules and regulations promulgated thereunder.




             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                           AMERICAN PLUMBING & MECHANICAL, INC.


                                           By:
                                               --------------------------------
                                               Name:
                                                    ---------------------------
                                               Title:
                                                     --------------------------

                                           LDI MECHANICAL, INC.


                                           By:
                                               --------------------------------
                                               Name:
                                                    ---------------------------
                                               Title:
                                                     --------------------------

                                           LINDY DENNIS INDUSTRIES, INC.



                                           By:
                                               --------------------------------
                                               Name: Lloyd C. Smith
                                               Title: President

                                           ------------------------------------
                                           Lloyd C. Smith

                                           ------------------------------------
                                           Sandra A. Smith

                                           LDI HEATING & AIR CONDITIONING


                                           By:
                                               --------------------------------
                                               Name: Lloyd C. Smith
                                               Title: President

                                           ------------------------------------
                                           Lloyd C. Smith



                                           LDI MECHANICAL


                                           By:
                                               --------------------------------
                                               Name: Lloyd C. Smith
                                               Title: President

                                           ------------------------------------
                                           Lloyd C. Smith


                                           ------------------------------------
                                           Jeffery L. Minarik


                                           KRAHENBUHL PLUMBING INCORPORATED



                                           By:
                                               --------------------------------
                                               Name: James K. Krahenbuhl
                                               Title:  President


                                           ------------------------------------
                                           Lloyd C. Smith


                                           ------------------------------------
                                           Jeffery L. Minarik, Trustee u/d/t
                                           4/22/99

                                           ------------------------------------
                                           Kayleen B. Krahenbuhl, Trustee u/d/t
                                           4/22/99


                                           KRAHENBUHL FIRE SPRINKLERS LLC


                                           By:
                                               --------------------------------
                                               Name: James K. Krahenbuhl
                                               Title: Manager

                                           ------------------------------------
                                           Lloyd C. Smith

                                           ------------------------------------
                                           James K. Krahenbuhl, Trustee u/d/t
                                           4/22/99

                                           ------------------------------------
                                           Kayleen B. Krahenbuhl, Trustee u/d/t
                                           4/22/99


                                           GREEN VALLEY PLUMBING, INC.

                                           By:
                                               --------------------------------
                                               Name: James K. Krahenbuhl
                                               Title: Manager

                                           ------------------------------------
                                           Lloyd C. Smith

                                           ------------------------------------
                                           James K. Krahenbuhl, Trustee u/d/t
                                           4/22/99

                                           ------------------------------------
                                           Kayleen B. Krahenbuhl, Trustee u/d/t
                                           4/22/99

                        SCHEDULE 1.5 REQUIRED WITHHOLDING


There are no amounts required to be withheld from the consideration otherwise payable to any Person pursuant to Article I under provisions of federal, state, local, or foreign tax law.

          SCHEDULE 2.3 OFFICERS AND DIRECTORS OF SURVIVING CORPORATION


              Officers
              --------
              President                           Lloyd C. Smith

              Chief Financial Officer             David C. Baggett
              and Chief Accounting
              Officer, Vice President
              and Secretary

              Vice President                      Robert Smith

              Vice President                      Michael Smith

              Vice President - Plumbing           James K. Krahenbuhl

              Vice President - Commercial         Jeff Minarik

              Assistant Chief Financial           Byrl Lumby
              Officer and Assistant
              Secretary

              Directors
              ---------

              David C. Baggett

              Robert A. Christianson

              Lloyd C. Smith

             SCHEDULE 3.1 ORGANIZATION AND QUALIFICATION OF COMPANY

------------------------------------  ----------------------------------   -------------------------------------
                                                                                 JURISDICTION(S) OF FOREIGN
           ENTITY                        JURISDICTION OF ORGANIZATION                   QUALIFICATION
------------------------------------  ----------------------------------   -------------------------------------
Lindy Dennis Industries, Inc.                       Texas                  California, Nevada, New Jersey
------------------------------------  ----------------------------------   -------------------------------------
LDI Heating & Air Conditioning                   California                Arizona
------------------------------------  ----------------------------------   -------------------------------------
LDI Mechanical                                   California                None
------------------------------------  ----------------------------------   -------------------------------------
                                                                           California
Krahenbuhl Plumbing Incorporated                   Nevada
------------------------------------  ----------------------------------   -------------------------------------
                                                   Nevada
Krahenbuhl Fire Sprinklers LLC                                             None
------------------------------------  ----------------------------------   -------------------------------------
                                                   Nevada
Green Valley Plumbing, Inc.                                                None
------------------------------------  ----------------------------------   -------------------------------------

        SCHEDULE 3.2 OWNERSHIP OF COMPANY STOCK AND DELIVERY INSTRUCTIONS

                          LINDY DENNIS INDUSTRIES, INC.

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
                                                                                                   UNADJUSTED
     COMPANY STOCK                               NUMBER OF SHARES OF    NUMBER OF SHARES OF           CASH
    CERTIFICATE NO.          RECORD HOLDER          COMPANY STOCK       AMPAM COMMON STOCK        CONSIDERATION
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
                         Lloyd C. Smith and
                         Sandra A. Smith,
           1             husband and wife as             397                  670,495         $     5,103,478
                         community property
------------------------ ---------------------- ---------------------- ---------------------- ----------------------


                        LDI HEATING AND AIR CONDITIONING

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
                                                                                                   UNADJUSTED
     COMPANY STOCK                               NUMBER OF SHARES OF    NUMBER OF SHARES OF           CASH
    CERTIFICATE NO.          RECORD HOLDER          COMPANY STOCK       AMPAM COMMON STOCK        CONSIDERATION
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
           1             Lloyd C. Smith                10,000                 670,494         $     5,103,478
------------------------ ---------------------- ---------------------- ---------------------- ----------------------


                                 LDI MECHANICAL

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
                                                                                                   UNADJUSTED
     COMPANY STOCK                               NUMBER OF SHARES OF    NUMBER OF SHARES OF           CASH
    CERTIFICATE NO.          RECORD HOLDER          COMPANY STOCK       AMPAM COMMON STOCK        CONSIDERATION
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
           1             Lloyd C. Smith                68,750                  2,841          $       55,402
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
           2             Jeffrey L. Minarik            56,250                  2,324          $       45,335(1)
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

(1) NO ADJUSTMENTS ARE TO BE APPLIED TO THE UNADJUSTED CASH CONSIDERATION FOR THE SHAREHOLDER.

                        KRAHENBUHL PLUMBING INCORPORATED

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
                                                                                                   UNADJUSTED
     COMPANY STOCK                               NUMBER OF SHARES OF    NUMBER OF SHARES OF           CASH
    CERTIFICATE NO.          RECORD HOLDER          COMPANY STOCK       AMPAM COMMON STOCK        CONSIDERATION
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
           5             Lloyd C. Smith                  350                     0            $       584,257
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
                         James K. Krahenbuhl
                         and Kayleen B.
           6             Krahenbuhl, Trustees            650                     0            $     1,085,050(1)
                         u/d/t 4/22/99
------------------------ ---------------------- ---------------------- ---------------------- ----------------------


                         KRAHENBUHL FIRE SPRINKLERS LLC

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
                                                                                                   UNADJUSTED
                                                                        NUMBER OF SHARES OF           CASH
                             RECORD HOLDER         MEMBER INTEREST      AMPAM COMMON STOCK        CONSIDERATION
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
                         Lloyd C. Smith                  35%                     0            $         7,700
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
                         James K. Krahenbuhl
                         and Kayleen B.
                         Krahenbuhl, Trustees            65%                     0            $        14,300(1)
                         u/d/t 4/22/99
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

(1) NO ADJUSTMENTS ARE TO BE APPLIED TO THE UNADJUSTED CASH CONSIDERATION FOR THE SHAREHOLDER.

                           GREEN VALLEY PLUMBING, INC.

------------------------ ---------------------- ---------------------- ---------------------- ----------------------
                                                                                                   UNADJUSTED
     COMPANY STOCK                               NUMBER OF SHARES OF    NUMBER OF SHARES OF           CASH
    CERTIFICATE NO.          RECORD HOLDER          COMPANY STOCK       AMPAM COMMON STOCK        CONSIDERATION
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
           4             Lloyd C. Smith                  350                     0                     350
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

                         James K. Krahenbuhl
                         and Kayleen B.
           5             Krahenbuhl, Trustees            650                     0                     650(1)
                         u/d/t 4/22/99
------------------------ ---------------------- ---------------------- ---------------------- ----------------------



(1) NO ADJUSTMENTS ARE TO BE APPLIED TO THE UNADJUSTED CASH CONSIDERATION FOR THE SHAREHOLDER.

            SCHEDULE 3.4 COMPANY CONSENTS AND APPROVALS; NO VIOLATION


Attached hereto is a list of all regulatory approvals or routine governmental consents required for any of the transactions contemplated hereby to remain in full force and effect, except where the failure to obtain such consent, approval, authorization, or permit, or to make such filing or notification, is not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or delay in any material respect, the consummation of the transactions contemplated by this Agreement, as well as a list of all material contracts, commitments or similar agreements to which the Company is a party and under which the consummation of any of the transactions contemplated hereby may result in a default (or give rise to any right of termination, cancellation or acceleration) except for such defaults (or rights of termination, cancellation, or acceleration) as to which requisite waivers or consents have been obtained or which are not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or delay, in any material respect, the consummation of the transactions contemplated by this Agreement:


A.    Regulatory Approvals or Routine Governmental Consents:

      1.   Early termination letter regarding the Hart Scott Act (see
           Schedule 4.4 included elsewhere herein).


B.    Material Contracts or Commitments or Similar Agreements:


      1.   See attached list.

                      SCHEDULE 3.5 AFFILIATE RELATIONSHIPS


(i) There is no property, asset or right, tangible or intangible, which is associated with any property, asset or right owned or operated by the Company, which is also owned, directly or indirectly, in whole or in part, by any of the Company Stockholders or any director, officer, employee of or consultant to the Company.


(ii) Attached hereto is a list of any relationships which any of the Company Stockholders have, or any director, officer, employee, or agent of or consultant to the Company has, with any other corporation, partnership, firm, association or business organization, entity or enterprise which is a competitor, potential competitor, supplier or customer of the
         Company:

                    SCHEDULE 3.6 COMPANY FINANCIAL STATEMENTS


Attached hereto are the following Company Financial Statements and the Company Unaudited Financial Statements.

A. Company Financial Statements:



     1.   Lindy Dennis Industries, Inc.

               a. Reviewed Financial Statements for the years ended December 31, 1998 and 1997.

               b. Reviewed Financial Statements for the years ended December 31, 1997 and 1996.

     2.   LDI Heating & Air Conditioning

               a. Reviewed Financial Statements for the years ended December 31, 1998 and 1997.

               Note: LDI Heating & Air Conditioning was established in December
                     1996. No operations were conducted by the company for the year ended December 31, 1996.


     3.   LDI Mechanical

               a. Reviewed Financial Statements for the year ended December 31, 1998.

               Note: LDI Mechanical was as established in 1998.

     4.   Krahenbuhl Plumbing, Incorporated

               a. Compiled Financial Statements for the year ended December 31, 1998.

               b. Compiled Financial Statements for the year ended December 31, 1997.

               c. Compiled Financial Statements for the year ended December 31, 1996.

     5.   Krahenbuhl Fire Sprinklers LLC

               a. Internal Balance Sheet and Income Statement for the year ended December 31, 1998.

               Note: Krahenbuhl Fire Sprinklers LLC was established in 1998.

     6.   Green Valley Plumbing, Inc.

               a. Internal Balance Sheet and Income Statement year ended December 31, 1998.

               b. Internal Balance Sheet and Income Statement year ended December 31, 1997

               Note: Green Valley Plumbing, Inc. was established in 1997.



     B.   Company Unaudited Financial Statements:


          1.   LDI and Affiliates

               a. Consolidated Balance Sheet and Income Statement for the year ended December 31, 1999.

                  SCHEDULE 3.7 COMPANY UNDISCLOSED LIABILITIES


Attached hereto is an accurate list as of the Company Unaudited Balance Sheet Date of (i) all liabilities of the Company which are reflected in the balance sheet contained in the Company Unaudited Financial Statements and (ii) all liabilities of any kind of the Company which are not reflected in such balance sheet.


i.   Liabilities reflected on Company Unaudited Financial Statements:



     See attached detail.


ii.  Liabilities not reflected on Company Unaudited Financial Statements:



         None.

               SCHEDULE 3.8 COMPANY ACCOUNTS AND NOTES RECEIVABLES


(i) Attached hereto is an accurate list as of the Company Unaudited Balance Sheet Date of the accounts and notes receivable of the Company, including an aging of all accounts and notes receivable showing amounts due in 30-day aging categories.


(ii) Attached hereto is an accurate list of receivables from and advances to employees of the Company and the Company Stockholders.

                           SCHEDULE 3.9 COMPANY ASSETS


(i) Attached hereto is an accurate list of all real and personal property included in "property and equipment" on the balance sheet of the Company as of the Company Unaudited Balance Sheet Date and all other tangible assets of the Company with a value in excess of $5,000 (a) owned by the Company as of the Company Unaudited Balance Sheet Date and
         (b) acquired since the Company Unaudited Balance Sheet Date, including in each case true, complete and correct copies of leases for significant equipment and for all real property leased by the Company and descriptions of all real property on which buildings, warehouses, workshops, garages and other structures used in the operation of the business of the Company are situated.


(ii) Attached hereto is a list of those assets of the Company that are currently owned, or were formerly owned, by the Company Stockholders or Affiliates of the Company.


         None.


(iii) Attached hereto are true, complete and correct copies of all title reports and title insurance policies received or owned by the Company.


         Not Applicable.  Company does not own any real estate.


(iv) There are no plans or projects involving the opening of new operations, expansion of existing operations or the acquisition of any real property or existing business, to which management of the Company has devoted effort or expenditure in the two-year period prior to the date hereof, which if pursued by the Company would require additional expenditures of capital.


(iv)     None of the personal property of the Company is subject to any liens.

           SCHEDULE 3.10 MATERIAL CONTRACTS, COMMITMENTS AND CUSTOMERS


(i) Attached hereto is an accurate list as of the Company Unaudited Balance Sheet Date of (a) all material contracts, commitments and similar agreements to which the Company is a party or by which they or any of their property is bound (including, but not limited to, joint venture or partnership agreements, contracts with any labor organizations, loan agreements, indemnity or guaranty agreements, bonds, mortgages, liens, pledges or other security agreements) and (b) all customers representing 5% or more of the Company's revenues, taken as a whole, in any of the periods covered by the Company Financial Statements or the Company Unaudited Financial Statements:



(ii) None of the Company's customers or suppliers have canceled or substantially reduced service or products during the period covered by the Company Unaudited Financial Statements or are currently attempting or threatening to cancel or substantially reduce their use of the Company's products or services.



(iii) The Company has complied with all material commitments and obligations and is not in default under the contracts and agreements listed in (i) above.



(iv) The Company does not have any contracts subject to price redetermination or renegotiation.:

                    SCHEDULE 3.11 COMPANY OPERATING AUTHORITY


Attached hereto is an accurate list and summary description as of the Company Unaudited Balance Sheet Date of all Licenses, certificates, trademarks, trade names, patents, patent applications and copyrights related to the assets owned or held by the Company, all of which are in full force and effect:

                 SCHEDULE 3.12 COMPANY BANK ACCOUNT INFORMATION


Attached hereto is an accurate list of the names and addresses of every bank and other financial institution in which Company maintains an account (whether checking, savings or otherwise), lock box, or safe deposit box, and the account numbers and persons having signature authority or legal access thereto:

                    SCHEDULE 3.13 COMPANY CONDUCT OF BUSINESS


Attached hereto is a description of any and all events occurring since the Company Unaudited Balance Sheet Date of the type described in Section 3.13:

                    SCHEDULE 3.14 COMPANY LITIGATION; ORDERS


(i) Attached hereto is an accurate list of all Actions pending or, to the Company Stockholders' Knowledge, threatened against the Company:




(ii) Attached hereto is an accurate list of all judgments or outstanding orders, injunctions, decrees, stipulations, or awards (whether rendered by a court or administrative agency or by arbitration) against the
         Company:

                     SCHEDULE 3.15 COMPANY LABOR AGREEMENTS


There are no agreements with labor unions or associations representing employees of the Company.

                         SCHEDULE 3.17 COMPANY INSURANCE


Attached hereto is an accurate list of all insurance policies currently in effect issued in favor of the Company that relate to their businesses:

                      SCHEDULE 3.18 COMPANY DISPOSAL SITES


There are no disposal sites which the Company has utilized as of the Company Unaudited Balance Sheet Date.

                           SCHEDULE 3.19 COMPANY TAXES


(i) Attached hereto is an accurate list of all instances where the Company has not filed when due all Company Returns or not timely paid or discharged all Tax obligations:




(ii) Attached hereto is an accurate list of all instances where the Company returns do not correctly and accurately reflect facts regarding the income, business and assets, operations, activities, status or other matters of the Company and any other information required to be shown thereon and instances where the Company is subject to penalties under
         Section 6662 of the Code, relating to accuracy-related penalties, or any corresponding provision of applicable state, local, or foreign Tax law or any predecessor provision of law:




(iii) Attached hereto is an accurate list of all instances where the Company has received any notice of any Tax deficiency outstanding, proposed, or assessed against or allocable to it, or has executed any waiver of any statute of limitations on the assessment or collection of any Tax, or executed or filed with the Internal Revenue Service or any other Governmental Authority any agreement not in effect extending the period for assessment or collection of any Taxes against the Company.

                  SCHEDULE 3.20 COMPANY EMPLOYEE BENEFIT PLANS


(i)      Attached hereto is an accurate list and copies of all Company Benefit
         Plans:




(ii) There are no instances where the Company Benefit Plans have not been administered in compliance with their terms.




(iii) Attached hereto are all reports and other documents that are required to be filed with any Governmental Authority or distributed to plan participants or beneficiaries.




(iv) Attached hereto is a list of all officers, directors and key employees of the Company and their rate of compensation as of December 31, 1999 and the date hereof.

              SCHEDULE 3.21 COMPANY BROKERAGE FEES AND COMMISSIONS


There are no obligations or agreements incurred or entered into by the Company relating to the payment of any investment banking, brokerage or finder's fee or commission in respect of the transactions contemplated by this Agreement.

             SCHEDULE 4.4 AMPAM CONSENTS AND APPROVALS; NO VIOLATION


Attached hereto is a list of all regulatory approvals or routine governmental consents required for any of the transactions contemplated hereby to remain in full force and effect, except where the failure to obtain such consent, approval, authorization, or permit, or to make such filing or notification, is not reasonably expected to have, individually or in the aggregate, an AMPAM Material Adverse Effect or prevent or delay in any material respect, the consummation of the transactions contemplated by this Agreement, as well as a list of all material contracts, commitments or similar agreements to which AMPAM is a party and under which the consummation of any of the transactions contemplated hereby may result in a default (or give rise to any right of termination, cancellation or acceleration) except for such defaults (or rights of termination, cancellation, or acceleration) as to which requisite waivers or consents have been obtained or which are not reasonably expected to have, individually or in the aggregate, an AMPAM Material Adverse Effect or prevent or delay, in any material respect, the consummation of the transactions contemplated by this Agreement:


A.       Regulatory Approvals or Routine Governmental Consents:



         1.       Early termination letter regarding the Hart Scott Act.


B.       Material Contracts or Commitments or Similar Agreements:



         1. The Consent received by AMPAM from its Lenders (as defined in the Consent) regarding the consummation of the transaction contemplated by the Agreement.

                   SCHEDULE 5.6 COMPANY STOCKHOLDER GUARANTEES


Attached hereto is an accurate list of the Company's indebtedness that the Company Stockholders have personally guaranteed:

            SCHEDULE 5.9 REPAYMENT OF ADVANCES, RECEIVABLES AND LOANS


Attached hereto is an accurate list of (i) Company advances to or receivables from the Company Stockholders and (ii) loans to the Company from the Company
Stockholders:

                     SCHEDULE 5.12 TRANSFER OF REAL PROPERTY


There is no real property owned by the Company that is not being distributed to the Stockholders and leased back by the Company.

                      SCHEDULE 5.14 ACTIONS PENDING CLOSING


Attached hereto is a list of any and all events occurring between the date of this Agreement and the Effective Time of the type described in Section 5.14.


Section 5.14 (vii) - Pending sale of 1998 Lemon truck to GMAC and lease of new 2000 Chevy truck which may be finalized before or after effective date of merger.